Form: Release:	07L 4 3	LEASE New South Wales Real Property Act 1900	Leave this space clear. Affix additional pages to the top left-hand corner.
PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

	STAMP DUTY	Office of State Revenue use only

(A)	TORRENS TITLE	Property leased
658/7534 and 1/880733 as regards part being Suite 101 on level 1 and Suite 201 on level 2, and Warehouse 1, 19-21 Rosebery Avenue, Rosebery 2108

(B)	LODGED BY	Document Collection Box	Name, Address or DX, Telephone and Customer Account Number if any		CODE L

			Reference:	TC:130557

(C)	LESSOR	NMBE PTY LTD (ACN 002 269 374)

The lessor leases to the lessee the property referred to above.

(D)	Encumbrances (if applicable):

(E)	LESSEE	FINISAR AUSTRALIA PTY LTD (ACN 098 184 582)

(F)		TENANCY:	CLICK AND PICK

(G)	1.	TERM			SIX (6) YEARS AND THREE (3) MONTHS
	2.	COMMENCING DATE			1 November 2013
	3.	TERMINATING DATE	31 January 2020
	4.	With an OPTION TO RENEW for a period of	FOUR (4) years
set out in clause 11 of ANNEXURE A
	5.	With an OPTION TO PURCHASE set out in clause		N.A. of
	6.	Together with and reserving the RIGHTS set out in clause			8.7 of ANNEXURE A
	7.	Incorporates the provisions or additional material set out in ANNEXURE(S) A hereto.
	8.	Incorporates the provisions set out in N.A. No. N.A.
	9.	The RENT is set out in item/clause	No. 4	of	ANNEXURE A

ALL HANDWRITING MUST BE IN BLOCK CAPITALS    I303

DATE

(H)
Certified correct for the purposes of the Real Property Act 1900 by the company named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appear(s) below.

Company: NMBE PTY LTD (ACN 002 269 374)
Authority:
	Signature of authorised person:	Signature of authorised person:

	Name of authorised person:	Name of authorised person:
	Office held:	Office held:

Certified correct for the purposes of the Real Property Act 1900 by the company named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appear(s) below.

Company: FINISAR AUSTRALIA PTY LTD (ACN 098 184 582)
Authority:
	Signature of authorised person:		Signature of authorised person:
	Name of authorised person:	Simon Poole	Name of authorised person:	EITAN GERTEL
	Office held:	Director	Office held:	CEO
(I)	STATUTORY DECLARATION *
I
solemnly and sincerely declare that -
1. The time for the exercise of option to in expired lease No. has ended; and
2. The lessee under that lease has not exercised the option.
I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths Act 1900.
Made and subscribed at in the State of New South Wales on
in the presence of of
Justice of the Peace (J.P. Number: ) Practising Solicitor Other qualified witness [specify]

# who certifies the following matters concerning the making of this statutory declaration by the person who made it:
1 I saw the face of the person OR I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had a special justification for not removing the covering; and
2 I have known the person for at least 12 months OR I have not known the person for at least 12 months, but I have confirmed the person’s identity using an identification document and the document I relied on was a [Omit ID No]

	Signature of witness:		Signature of applicant:

* As the services of a qualified witness cannot be provided at lodgement, the declaration should be signed and witnessed prior to lodgement. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not apply.

** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.
ALL HANDWRITING MUST BE IN BLOCK CAPITALS    Page 2 of 51    I303

THIS IS ANNEXURE A TO THE LEASE
DATED THE                     DAY OF                         20
1.    REFERENCE DATA

ITEM 1	PARTIES
Lessor	NMBE Pty Limited (ACN 002 269 374)
Address for Notices	Locked Bag 5010, Alexandria NSW 2015
Lessee	Finisar Australia Pty Limited (ACN 098 184 582)
Address for Notices	244 Young Street, Waterloo NSW 2017
ITEM 2	TERM
Number of years	Six (6) years and three (3) months
Date of Commencement	1 November 2013
Termination Date	31 January 2020
ITEM 3	BUILDING
Address of Building	21 Rosebery Avenue, Rosebery NSW 2018
ITEM 4	RENT
(a) Commencement date of rental payment:	1 November 2013
(b) Rent:
(i) Annual Rent:	$1,286,135.00 per annum (excluding GST)
(ii) Monthly Rent:	$107,177.91 (excluding GST) for the period commencing on the 1st day of each month and ending on the last day of that month.
(c) Rent due date:	the first day of each Month.
(d) Interest on arrears:	At the Stipulated Rate as defined in Clause 15.5.

ITEM 5	REVIEW DATE/S
(a) Market Review Date/s	N/A other than on the exercise of option
(b) CPI Review Date/s	N/A
(c) Percentage Review Date/s	On each anniversary of the Lease Commencement Date
ITEM 6	USE OF PREMISES
Commercial Office and Warehouse
ITEM 7	PERCENTAGE OF OUTGOINGS
58.4%
ITEM 8	INSURANCE REQUIREMENTS
as set out in cl 12.1

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ITEM 9	RIGHT OF RENEWAL
Term	One period of four (4) years
Commencement Date of Renewal Term	1 February 2020
ITEM 10	REVIEW DATES FOR RENEWAL TERM
(a) Market Review Date/s	On commencement of the Renewal Term
(b) CPI Review Date/s
(c) Percentage Review Date/s	On each anniversary of the Lease Commencement Date
ITEM 11	AMOUNT OF SECURITY DEPOSIT
(a)	Six (6) Month Bank Guarantee-equivalent of 6 months gross rent plus GST initially being $812,308.37.
(b)	Additional Bank Guarantee - $837,691.64
ITEM 12	GUARANTORS:
Name	Not Applicable.
Address	Not Applicable.
Name	Not Applicable.
Address	Not Applicable.
ITEM 13	CAR PARKS – 80 allocated car spaces in the underground car park
ITEM 14	SIGNAGE FEE - $25,000.00 per annum excluding GST

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TABLE OF CONTENTS

1.	REFERENCE DATA .........................................................................................................	3
2.	DEFINITIONS & INTERPRETATION ...............................................................................	6
3.	RENT AND OUTGOINGS ................................................................................................	11
4.	TERMINATION OR ABATEMENT ON DAMAGE ............................................................	15
5.	RESUMPTIONS AND EASEMENTS ...............................................................................	17
6.	USE OF PREMISES .........................................................................................................	18
7.	ASSIGNMENT ..................................................................................................................	22
8.	MAINTENANCE, REPAIR, ALTERATIONS, ETC. ..........................................................	24
9.	AIR CONDITIONING, FIRE EQUIPMENT LIFTS, ETC. ..................................................	28
10	ELECTRICITY AND OTHER SERVICES ........................................................................	29
11.	OPTION FOR RENEWAL ................................................................................................	30
12.	INSURANCE ....................................................................................................................	30
13.	INDEMNITIES ...................................................................................................................	31
14.	QUIET ENJOYMENT AND HOLDING OVER ..................................................................	32
15.	DEFAULT AND TERMINATION ......................................................................................	33
16.	COMMON AREAS ...........................................................................................................	37
17.	MISCELLANEOUS ...........................................................................................................	39
18.	Deleted .............................................................................................................................	41
19.	BANK GUARANTEE ........................................................................................................	41
20.	EFFECT OF EXECUTION AND REGISTRATION ...........................................................	42
21.	CONSENT OF MORTGAGEE ..........................................................................................	43
22.	TRUST WARRANTIES .....................................................................................................	43
23.	CAR PARKING .................................................................................................................	44
24.	EARLY ACCESS AND OCCUPATION ............................................................................	45
25.	OTHER AREA ..................................................................................................................	46
26.1	SIGNAGE RIGHTS ...........................................................................................................	46
ANNEXURE B ............................................................................................................................		49

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2.    DEFINITIONS & INTERPRETATION

2.1	Definitions

(a)
“Air Conditioning Equipment” includes all compressors, condensers, chiller sets, pumps, pipework, switchboards, wiring, thermostats, controls, cooling towers, air production and reticulation of chilled water and conditioned air in the Building which services that part of the Premises being the foyer and office area and excluding the warehouse.

(b)
“Appurtenances” includes all water closets, lavatories, grease traps, water apparatus, wash basins, bathrooms, gas fittings, electrical fittings and apparatus, and other services contained in or about the Premises or other parts of the Building as the context requires.

(c)	“Authorisation” means:

(i)	any consent, authorisation, registration, agreement, relevant certificate, permission, licence, approval, authority or exemption from, by or with an Authority; or

(ii)	any entitlement arising from the incapacity of a relevant Authority to prohibit or restrict anything in whole or in part because of the expiry of time within which it could legally intervene to do so.

(d)
“Authority” includes any public, governmental, semi-governmental, city, municipal, health, licensing or any other authority having jurisdiction or authority in respect of the Premises or the use of the Premises or the Permitted Use.

(e)
“Building” means the building or buildings erected upon the Land, of which the Premises form part and all substitutions, alterations or modifications to those buildings and includes the Common Areas and the Land upon which such buildings are erected and all lands and buildings adjacent to or in the vicinity of the buildings to be used in conjunction with the whole or part of the Building.

(f)	“Claim” includes all actions, claims, demands, notices, losses, damages, compensation, costs and expenses.

(g)
“Common Areas” means all those parts of the Building, if any, not demised or let to any lessee or occupant and intended for use by the lessees or occupants of the Building and in particular (but without limiting the generality of the foregoing) includes the common parking areas from time to time provided by the Lessor for the Building and the driveways and walkways giving access to and from the Building and the malls, corridors, passageways, vestibules, stairways, elevators, toilets and washrooms in the Building.

(h)	“CPI Review Date” means the dates nominated in Item 5(b) of the Reference Data.

(i)	“Date of Commencement” means the date described on the front page of this Lease and in Item 2 of the Reference Data for the commencement of the Term.

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(j)	“Environmental Law” means a law, ordinance, regulation or the like which relates to an aspect of the environment or health.

(k)	“Fire Equipment” includes all stop-cocks, hydrants, alarms, fire sprinkler systems or other fire detection and prevention equipment in the Building.

(l)	“Further Term” means a new lease of the Premises for a further term or terms as specified in Item 9 of the Reference Data from the Terminating Date.

(m)	“Land” means the land described in the Certificate of Title referred to on the front page of this Lease.

(n)
“Lessee” means and includes the Lessee nominated in Item 1 of the Reference Data, its successors and permitted assigns or, being a person, his executors, administrators, successors and permitted assigns and where not repugnant to the context the sublessees, invitees, contractors, servants, employees and agents of the Lessee. Where the Lease to which this Annexure applies is a Sub-lease, then “Lessee” shall mean “Sublessee” in its full context according to this clause.

(o)
“Lessor” means and includes the Lessor nominated in Item 1 of the Reference Data, its successors and assigns or, being a person, his executors, administrators, successors and permitted assigns and where not repugnant to the context the invitees, contractors, servants, employees and agents of the Lessor. Where the Lease to which this Annexure applies is a Sub-lease, then “Lessor” shall mean “Sublessor” in its full context according to this clause.

(p)	“Market Review Date” means the dates nominated in Item 5(a) of the Reference Data.

(q)
“Outgoings” - Outgoings for any year during the Term means the total aggregate amount of all costs, charges and expenses charged upon the Land or payable by the Lessor arising by direct assessment or by virtue of any covenant in any head lease or for the payment of which the Lessor or Lessee may be or become liable to the extent to which an owner legally rateable or chargeable would have been liable to pay the same in respect of the Building, Land or the Premises including but not limited to:

(i)
all rates, taxes, charges and impositions payable to any Authority (with the exception of income tax and capital gains tax) including New South Wales land tax and any other tax assessed or charged against or to the Lessor by virtue of its ownership of the Land or its right to occupy the same whether by State or Federal Parliament or by any competent Authority, upon the basis of the rate as assessed to the Lessor with respect to the Land;

(ii)	all rates and charges payable to any Authority in relation to any of the supply of water, sewerage and the removal of waste and other garbage from the Land, the Building or the Premises;

(iii)
all amounts payable in respect of insurance relating to the Premises, the Building and the Common Areas (including stamp duties), for plate glass, public liability, worker’s compensation for all employees engaged in the cleaning, maintaining, lighting and repairing of the Common Areas, loss of rents, Lessor’s fixtures and fittings, damage

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or destruction of the Building and Appurtenances for their full reinstatement value in relation to damage however occasioned and the cost of removal and disposal of debris and fire extinguishment costs and any other insurances effected by the Lessor (acting reasonably) in relation to any risk relating to the Lessor’s ownership or interest in the Premises.

(iv)	all charges for gas, electricity, telephone, water (including for excess water) and public utilities servicing the Common Areas of the Building;

(v)
all costs of repairs, maintenance and painting of and to the Premises and the Building (excluding any work which amounts to a capital improvement or is of a structural nature other than that which arises from the negligence, acts or omissions of the Lessee or for which the Lessee is otherwise liable under the terms of this Lease);

(vi)	all costs of the detection, prevention and eradication of rodents, pests, insects and vermin for all Common Areas;

(vii)
the cost of cleaning and servicing the car parks, Common Areas, signs and the interior and exterior of the Building (excluding the interior of the Premises and the interior of other parts of the Building leased or intended to be leased to other occupants) including the cost of garbage removal and/or compacting service which is charged on account of the Building or the cost, interest charges and wages of operating any garbage removal and/or compacting service for the Building;

(viii)
all costs of management control and administration of the Building whether such management control and administration is performed at the Building or elsewhere and whether performed by the Lessor or by others;

(ix)	all costs and expenses of gardening, landscaping, and providing and maintaining decorative features in Common Areas, the Land and car parks;

(x)	all costs and expenses of caretaking and security;

(xi)
all costs and expenses associated with running, repairing, maintaining and servicing lifts, escalators, Fire Equipment, Air Conditioning Equipment and Appurtenances other than that for which the Lessee is otherwise liable under the terms of this Lease, including the supply of towels and other toilet requisites within the Building including the cost of personnel to operate such services; and

(xii)	all Owners Corporation charges (if any) and levies assessed in respect of the Premises and all contributions to an administrative or sinking fund struck in relation to the Building or the Land, but excluding

(i)	costs reasonably paid by a tenant of the Land;

(ii)	any costs relating works of a capital or structural nature other than that which arises from the negligence, acts or omissions of the

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Lessee or for which the Lessee is otherwise liable under the terms of this Lease;

(iii)	insurances for loss of rent arising out of vacancies in parts of the Building; and

(iv)	commissions payable to agents other than management fees for managing the Building.
PROVIDED THAT payments to be made under this clause shall be adjusted for any assessment year or period which is broken by the Date of Commencement or Terminating Date of this Lease or as held over but otherwise shall be payable for the whole period of the assessment and the Lessor shall refund to the Lessee the proper proportion of the said payments should this Lease during the period of the assessment expire or be determined not through the default or breach of the Lessee.

(r)	“Percentage Increase Review Date” means the dates nominated in Item 5(c) of the Reference Data.

(s)	“Permitted Use” means the use outlined in Item 6 of the Reference Data.

(t)
“Premises” means the premises described on the front page of this Lease (being the areas hatched in the plans exhibited to this Lease) together with any modifications, extensions and alterations thereto from time to time and including the Lessor’s fixtures and fittings and doors, roller doors and windows in the Premises.

(u)	“Reference Data” means the reference data at the front of this Lease.

(v)	“Rent” means the rent specified in Item 4 of the Reference Data as reviewed on the Review Dates in accordance with clause 3.2 and/or 11.

(w)	“Review Dates” means the dates (if any) specified in Item 5 of the Reference Data.

(x)
“Services” means all services or systems of any nature from time to time provided to the Building and/or to the Land or available for use and includes the provision of any electronic medium, energy source, lighting, gas, fuel, power, water, sewerage, drainage, loading docks, plant rooms, storage areas, the Fire Equipment, the Air Conditioning Equipment, the lifts and escalators and the fittings, fixtures, appliances, plant and equipment utilised for any of these Services and any services or systems from time to time utilised for access to the Building.

(y)	“Term” means the term specified in Item 2 of the Reference Data as demised to the Lessee by this Lease and includes any holding over period with the written consent of the Lessor.

(z)	“Terminating Date” means the date specified on the front page of this Lease and in Item 2 of the Reference Data as the date upon which the Term of the Lease terminates.

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2.2	Interpretation

(a)	Severability
If any term, covenant or condition of the Lease or the application thereof to any person or circumstance shall be or become invalid or unenforceable, the remaining terms, covenants and conditions shall not be affected thereby and each term, covenant and condition of the Lease shall be valid and enforceable to the fullest extent permitted by law.

(b)	Bodies and Associations
References to any Authority, association, society, club or body shall in the event of any such entities ceasing to exist or being reconstituted, renamed or replaced or the powers or functions of any of them being transferred to any other entity refer respectively to the entity established or constituted in lieu thereof or succeeding to the similar powers or functions.

(c)	Implied Covenants
The covenants implied by law (statutory or otherwise) are not negatived but shall be deemed to have been modified (where so permitted) to the extent of any inconsistency with the provisions of the Lease.

(d)	Plurals and Genders
The singular shall include the plural and vice versa and words importing one gender shall include every gender.

(e)	Contra Proferentum
In the interpretation of this Lease, no rules of construction shall apply to the disadvantage of one party on the basis that that party put forward the Lease or any part thereof.

(f)	Headings
Headings have been inserted for guidance only and do not form any part of the context of this Lease.

(g)	Statutes
Reference to a statute or ordinance includes all regulations under and amendments to that statute or ordinance whether by subsequent statute or otherwise and a statute or ordinance passed in substitution for the statute or ordinance referred to or incorporating any of its provisions.

(h)	Joint and Several Covenants
Any covenant or agreement on the part of two or more persons shall bind them jointly and severally.

(i)	Persons

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A reference to person includes references to firms, a body corporate, an association or an Authority and includes a reference to the person’s executors, administrators, successors and permitted assigns.

(j)	Lessee’s Agents
If this Lease prohibits the Lessee from doing a thing then the Lessee must do everything necessary to ensure that the Lessee’s sublessees, invitees, contractors, servants, employees and agents do not do that thing and the Lessee may not allow or cause any person to do that thing. If this Lease requires the Lessee to do a thing then the Lessee must do everything necessary to ensure that the Lessee’s sublessees, invitees, contractors, servants, employees and agents also do that thing.

(k)	Month
A reference to month or monthly means respectively calendar month and calendar monthly.
3.    RENT AND OUTGOINGS

3.1	Rent Payment

(a)
The Lessee shall during the Term pay to the Lessor without demand from the Lessor and without any deduction or set off the Rent in advance by regular and consecutive monthly payments each equal to one-twelfth (1/12) of the Rent on the first day of each month during the Term (except the first and last payments which if necessary will be proportionate) with the first payment being payable on the date specified in Item 4(a) of the Reference Data.

(b)	At the Lessor’s discretion the Rent may be reviewed at each Review Date to an amount calculated in accordance with clause 3.2.

(c)
The acceptance from time to time and at any time by the Lessor of the Rent at a figure applicable to any period prior to the relevant Review Date will not relieve the Lessee from the liability to pay on demand the balance due in terms of clause 3.2.

3.2	Rent Review

(a)	Market Rental Review

(i)	Ascertaining the Market Rent
The Lessor must review and increase the Rent to an amount which the Lessor considers would at the time of such Market Review Date be the current market rent of the Premises as between a willing lessor and a willing lessee having regard to the Premises offered, the provision of parking facilities (if any), the terms other than rental and all matters then relevant to the determination of such rental including but without in any way limiting the generality of the foregoing the Lessee’s obligations (if any) to contribute to the Outgoings and subject to the following provisions of this clause the amount so determined shall be the Rent payable by the Lessee from the relevant Market Review Date PROVIDED THAT nothing in this clause shall operate to reduce the Rent payable.

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(ii)	Dispute of Proposed Market Rent
The Lessor shall (no earlier than 6 months and no later than 3 months before a Market Review Date) notify the Lessee in writing of the Rent which the Lessor considers is the current market rent of the Premises and the Lessee shall have thirty (30) days from the date of receipt of such notice from the Lessor within which the Lessee may notify the Lessor in writing as to whether it disputes the current market rent determined by the Lessor. Should the Lessee not so notify the Lessor that it disputes the Lessor’s assessment of the current market rent then the Lessee will be deemed to have accepted the Lessor’s assessment of the current market rent and the Lessor’s assessment of the current market rent shall be the Rent payable from the relevant Market Review Date.

(iii)	Determination by Valuer
In the event that the Lessee disputes the Lessor’s assessment of the current market rent, such current market rent shall be determined by a valuer of the Australian Property Institute Inc - New South Wales Division registered so to act with more than 10 years valuing experience and at least 5 years valuing experience of property in a similar location and of a similar nature as that of the Premises, agreed upon by the Lessor and by the Lessee and such appointment shall be made within twenty one (21) days of receipt of the notice by the Lessor from the Lessee that the Lessee disputes the Lessor’s assessment of the current market rent.

(iv)	Valuer if no Agreement
If the Lessor and the Lessee cannot agree on the appointment of a valuer in accordance with subclause 3.2(a)(iii) then a valuer appointed by the President of the Australian Property Institute Inc - New South Wales Division registered so to act with more than 10 years valuing experience and at least 5 years valuing experience of property in a similar location and of a similar nature as that of the Premises, shall be appointed and shall be instructed to make a determination as to Rent (including a statement as to how the determination was reached) within fourteen (14) days of his appointment and his decision shall be final and binding on the Lessor and Lessee. Any determination by the valuer shall be subject to the minimum increase of the Rent provided for in clause 3.2(viii) below.

(v)	Submissions to the Valuer
The Lessor and the Lessee may make submissions to the valuer appointed under this clause which the valuer may or may not take into consideration in making the determination, in the valuer’s absolute discretion. In making a determination, the valuer must take into account any lease incentives provided to tenants of premises during the 12 months immediately preceding the Market Review Date similar to the Premises.

(vi)	Valuer as an expert
Any valuer appointed in accordance with subclause 3.2(a) shall be deemed to be acting as an expert and not as an arbitrator and accordingly the provisions of the Commercial Arbitration Act, 1984 shall not apply.

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(vii)	Costs
All costs incurred in the determination of the Rent pursuant to this clause shall be borne in equal shares by the Lessor and the Lessee and shall be paid promptly.

(viii)	Minimum Increase of 2.5%
Notwithstanding anything in this clause 3.2(a) in no circumstances shall the Rent determined under clause 3.2(a) be less than the Rent payable immediately prior to the Market Review Date increased by 2.5%. For the avoidance of doubt in calculating the Rent under clause 3.2(a), any lease incentives provided to the Lessee in relation to this Lease are not to be taken into account.

(b)	Deleted

(c)	Percentage Increase Rental Review
On each Percentage Increase Review Date the Rent shall be increased to an amount per annum equal to the amount represented by R in the formula:
R = A x 104
100
where:

R	means the Rent payable for the period following the Percentage Increase Review Date.

A	means the Rent payable for the period just ended at the relevant Percentage Increase Review Date.

3.3	Outgoings Payment
The Lessee shall pay during the Term the percentage specified in Item 7 of the Reference Data of annual Outgoings.

3.4	Lessor’s Statement for Outgoings
The Lessor may require payment for Outgoings, by the following methods:

(a)	Lump Sum

(i)
As soon as practicable after 30th day of June in each year, the Lessor will furnish to the Lessee a statement (the “Statement”) giving reasonable details of the Outgoings. Except in the case of manifest error notified by either party to the other within thirty (30) days of the service of the Statement on the Lessee, the Statement shall be conclusive evidence of the matters stated therein.

(ii)
Within twenty one21) days of receipt by the Lessee from the Lessor of the Statement in writing of the amount of the Lessee’s proportion of Outgoings or of any particular part thereof, the Lessee shall pay such amount to the Lessor and it is hereby agreed and declared:

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(A)
that subject to subclause 3.4(a)(ii)(B) the liability of the Lessee to pay the Lessee’s proportion of Outgoings shall not be determined or otherwise prejudiced by the prior expiry of the Term of or other determination of this Lease; and

(B)	that if Outgoings are payable for only part of an outgoings year the Outgoings shall be deemed to accrue from day to day and the Lessee’s proportion shall be calculated accordingly.

(b)	Monthly Instalments
The Lessor may from time to time notify the Lessee of the Lessor’s reasonable estimate of the Lessee’s proportion of Outgoings for any period not exceeding one (1) year in advance of the estimate and the Lessee will pay to the Lessor during such period the estimated proportion by equal monthly instalments in advance on the first day of each month.

3.5	Separate Payments
The Lessor may from time to time during the Term require the Lessee by notice in writing to pay additional Outgoings that directly relate to the Lessee’s use of the Building and the Lessee must pay those Outgoings within 21 days of demand by the Lessor.

3.6	Terms of Payment of Outgoings
Payments for Outgoings in clause 3.4 are subject to the following terms:

(a)
Where Outgoings are paid throughout a financial year by estimate or on demand, then as soon as practicable after 30th June of that financial year, the Lessor will furnish to the Lessee a statement (the “Statement”) giving reasonable details of the Outgoings. The Statement will be prima facie evidence of the matters stated therein and adjustments, whether by extra payment by the Lessee or refund by the Lessor, will be made between the amounts actually paid by the Lessee during the relevant financial year and the Lessee’s actual liability pursuant to the Lease for that year;

(b)
Where the Lessee disputes any part of the Outgoings claimed by the Lessor, then the Lessee will pay that part not in dispute and the balance payable will be determined according to this Lease or by other agreement between the parties.

3.7	GST

(a)	GST Definitions
For the purpose of this lease:

(i)	“GST” means GST within the meaning of the GST Act.

(ii)	“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (as amended)

(iii)	Expressions set out in italics in this clause bear the same meaning as those expressions in the GST Act.

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(b)	Amounts otherwise payable do not include GST
Except where express provision is made to the contrary, and subject to this clause, the consideration payable by any party under this Lease represents the value of any taxable supply for which payment is to be made.

(c)	Liability to pay any GST
If a party makes a taxable supply in connection with this Lease for a consideration, which, under subclause 3.7(b), represents its value, then the party liable to pay for the taxable supply must also pay, at the same time and in the same manner as the value is otherwise payable, the amount of any GST payable in respect of the taxable supply.

3.8	Method of Payment
All payments made under this Lease must be made by an electronic transfer from the Lessee’s bank to the Lessor’s bank account unless otherwise notified in writing by the Lessor to the Lessee from time to time.

3.9	Survey
The Lessor and the Lessee acknowledge that the Lessor may relocate the dividing wall between Suites 101 and 102 of the Building, and should that occur, the Lessor shall commission a survey and serve upon the Lessee a copy of the survey when produced. It is further agreed between the Lessor and the Lessee that the Rent will be reduced by $230.00 per square metre for each square metre Suite 101 decreases from an area of 1,488 square metres and the percentage of outgoings for the Premises will be adjusted as a result of any decrease in the area of the Premises by reason of the relocation of the dividing wall between Suites 101 and 102.
4.    TERMINATION OR ABATEMENT ON DAMAGE

4.1	Termination or Abatement on Damage
If the whole or any part of the Building shall be destroyed or damaged by fire, flood, lightning, storm, tempest, riot, explosion, aircraft or any other disabling cause without any neglect or default on the part of the Lessee so as to render the Premises during the Term unfit for the use or inaccessible so as to deprive the Lessee of use of the same, then:

(a)	Lessor’s Notice to Rebuild

(i)
The Lessor shall have the option within sixty (60) days after such destruction or damage by notice in writing to the Lessee either to terminate the Lease if it is impracticable or undesirable to restore or rebuild the Premises or to restore or rebuild the Building for a similar use and purpose to that at the Date of Commencement whether or not the Premises are affected or not by such disabling cause.

(ii)
If the Lessor elects to restore or rebuild the Premises or the Building so destroyed or damaged, it shall not be obliged to restore or rebuild the Premises or the Building according to the former specifications so long as, (subject to the requirements of any Authority);

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(A)
the net lettable area of the Premises is not less than the total net lettable area of the Premises immediately prior to the damage or destruction calculated in accordance with the method for measurement of properties similar to the Premises adopted by the Australian Property Institute Inc – NSW Division; and

(B)
the location of the Premises as altered is in substantially the same position as that of the Premises immediately prior to the damage or destruction and with similar exposure and accessibility and the materials employed are not of inferior aesthetic appearance to the materials formerly used.

(b)	Lessee’s Notice to Terminate
In the event that the Lessor does not exercise its option within the sixty (60) day period, then the Lessee may by notice in writing to the Lessor terminate the Lease. No liability shall attach to the Lessor or to the Lessee by reason of a termination pursuant to this clause but such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant, condition or provision of this Lease.

(c)	Termination following Failure to Rebuild
In the event that the Lessor elects to restore and rebuild the Premises or the Building and has not commenced and continued the rebuilding or restoration within six (6) months of the event of damage or destruction, then either the Lessor or the Lessee may by notice in writing to the other terminate this Lease and on the giving of such a notice this Lease shall be at an end. No liability shall attach to the Lessor or to the Lessee by reason of a termination pursuant to this clause but such termination shall be without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any covenant, condition or provision of this Lease.

(d)	Continued Operation during Rebuilding
The Lessee shall during any period of restoration or rebuilding of the Premises or of any part of the Building continue the operation of its business in the Premises so far as it may be reasonably practicable for the Lessee to do so having regard to the nature and extent of the Lessee’s business and the nature and extent of the damage sustained.

(e)	Abatement of Rent
Upon the happening of any such damage or destruction, the Rent and Outgoings (or a proportionate part according to the extent of damage sustained) for the period of reconstruction shall abate until the Premises shall have been reinstated or made fit for use and occupation provided that Rent and Outgoings shall not abate to the extent that the destruction or damage was caused or contributed to by the Lessee.

(f)	No Requirement to Rebuild
Nothing in this part imposes any liability upon the Lessor to rebuild all or part of the Premises or the Building and no liability attaches to either the Lessor or the Lessee by reason of the termination of this Lease pursuant to this Part, but the termination

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is without prejudice to the rights of either party in respect of any antecedent breach or non-observance of any provision of this Lease.

(g)	Disputes
In the event of any dispute arising out of this clause, the same shall be referred to a valuer of the Australian Property Institute Inc - New South Wales Division registered so to act with more than 10 years valuing experience and at least 5 years valuing experience of property in a similar location and of a similar nature as that of the Premises, agreed upon by the Lessor and by the Lessee (but in the absence of any agreement by the President of that organisation), who must make a determination of the amount by which the Rent, Outgoings and Cleaning Service are to abate and the duration of the abatement. In making a determination, the valuer is deemed to be acting as an expert and not an arbitrator and the costs will be borne equally by the parties and paid promptly.
5.    RESUMPTIONS AND EASEMENTS

5.1	Resumptions
In the event of the whole or any part of the Premises being resumed or otherwise being permanently taken for public purposes by a competent Authority with the effect that the Lessee’s use of the Premises is adversely affected in a material manner, then the Lessee may by notice in writing to the Lessor terminate this Lease and on the giving of such a notice this Lease shall be at an end. No liability shall attach to the Lessor or to the Lessee by reason of a termination pursuant to this clause but such termination shall be without prejudice to the rights of either party in respect of any antecedent breaching or non-observance of any covenants, conditions or provision of this Lease and without prejudice to the right of the Lessee to claim compensation from the resuming Authority arising from the resumption.

5.2	Easements

(a)	The Lessor is entitled for the purpose of:

(i)	the provision of support of structures hereafter erected on or from adjoining lands;

(ii)	the provisions of Services;

(iii)	the provision of public or private access to the Premises or the Building; or

(iv)	rectifying any encroachments,
to grant easements or enter into any arrangement or agreement with any of the owners, lessees, tenants or occupiers or others interested in any land adjacent or near to the Premises or with any Authority as the Lessor thinks fit and it may likewise for such purpose dedicate land or transfer grant or create any easement privilege or other right in favour of such parties or in favour of any such adjoining or neighbouring land or any Authority over or affecting the Premises and this Lease shall be deemed to be subject to any such agreement, arrangement, right, easement or privilege.

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(b)
The Lessor shall not dedicate land or transfer, grant or create any easement privilege or other right to any other person which shall materially derogate from the enjoyment of rights conferred on the Lessee by this Lease.

(c)	The Lessee at the request and reasonable cost of the Lessor will sign all documents and provide all consents which are necessary for the grant and registration of such easements and the like.
6.    USE OF PREMISES

6.1	Permitted Use
The Lessee shall not without the prior written consent of the Lessor, use the Premises for any purpose other than for the Permitted Use and will not use the Premises for any purpose or purposes which are prohibited by the zoning of the Land or which are not approved by the relevant local government Authority or is prohibited by any statute, ordinance, proclamation, order or regulation, present or future.

6.2	No Noxious Use
The Lessee will not permit any noxious, immoral, noisome, offensive or illegal act, trade, business, occupation or calling at any time during the Term to be exercised, carried on, permitted or suffered in the Premises and the Lessee will not permit any act, matter or thing whatsoever at any time during the Term to be done in the Premises which shall or may cause annoyance, nuisance, grievance, damage or disturbance to other persons and without limiting the generality of the foregoing, will not permit or suffer the escape of excessive pollution emissions of whatsoever nature in or from the Premises and will in this respect comply with all directions and requirements of the Lessor, and any responsible Authority.

6.3	Use of Appurtenances
The Lessee shall not use the Appurtenances for any purpose other than those for which they were constructed and shall not place therein any sweepings, rubbish, rags or other deleterious substances.

6.4	Drains and Wastes, gas and electricity
The Lessee shall not use any waste pipes, drains and conduits originating in or connected to the Premises, gas or electrical fittings other than for their intended purpose and shall keep such waste pipes, drains and conduits in a clean, clear and free flowing condition where there is a blockage to waste pipes, drains or conduits resulting by an act of the Lessee.

6.5	Interference with Services
The Lessee shall not interfere with any drains, water supply, gas, electrical, plumbing or other services in the Building or in the Premises except in relation to the approved fitout or the written consent of the Lessor acting reasonably.

6.6	Holing of Walls
The Lessee shall not cut, mark, deface, drill or damage the Appurtenances, walls, ceilings or floors of the Premises or the Building without the prior written consent of the Lessor, which consent shall not be unreasonably withheld provided that the Lessee will reinstate any such

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Appurtenances, walls ceilings or floors at the end of the Term to their condition at the earlier of the Date of Commencement or the date of first occupation of the Premises by the Lessee.

6.7	Cleaning

(a)
The Lessee must appoint a cleaning contractor for that part of the Premises consisting of the laboratory and warehouse areas (including window cleaning and waste removal services from the Premises) at its cost and keep those parts of the Premises clean. The Lessor must provide and the Lessee must exclusively use, a cleaning (including window cleaning) and waste removal service for that part of the Premises consisting of the offices and foyer (the “Cleaning Service”) but the Lessor is not responsible to the Lessee for any loss or damage to the property or effects of the Lessee caused by the person engaged to carry out the Cleaning Service or any of the employees agents or workers of that person. The Lessee must permit reasonable access to allow that person and the employees, agents and workers of that person to perform the Cleaning Service.

(b)
The Lessee must pay to the Lessor in addition to the Rent and Outgoings the cost incurred by the Lessor in providing the Cleaning Service within seven (7) days of service of a written notification of that cost for any period during the Term.

(c)
The Lessor may from time to time provide the Lessee with the Lessor’s reasonable estimate of the cost of the Cleaning Service for any period in advance and the Lessee must then pay to the Lessor during that period the estimated costs of the Cleaning Service by equal monthly instalments in advance on the days on which Rent is to be paid under this Lease.

6.8	Location of Refuse
The Lessee shall not permit any garbage, refuse, rubbish, containers or other waste materials to be in any place where they may be visible from the Common Areas except that the Lessee may deposit rubbish and cardboard recycling skips at the rear of the Building in that area designated as Car Park 11 on the hardstand in the Plan exhibited to this Lease and initialled by the Lessor and the Lessee for emptying by appropriate contractors on the day after such rubbish and cardboard recycling skips are deposited. The Lessee must not throw any matter or thing out of the windows or doors or down any shafts, passages or skylights of the Building or anywhere into the Common Areas.

6.9	Removal of Refuse
The Lessee shall at its own cost cause to be removed from the Premises from time to time all packing materials, cartons, containers and other waste materials of every description including wet refuse which exceed the standard waste refuse requirements for the Permitted Use and must not allow any accumulation of refuse.

6.10	Overloading of Floors
The Lessee shall observe the maximum floor loading weights as determined by the Lessor and shall not permit the floors of the Premises to be broken, strained or damaged by overloading.

6.11	Installation of Machinery
The Lessee will not bring upon the Premises any heavy, noisy or vibrating machinery or other plant, fittings or equipment (including safes) without the prior written consent of the Lessor

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and in no event shall the Lessee cause any structural or other damage to the floors or walls or any other parts of the Premises or the Common Areas and the Lessor may direct the routing, installation and location of all such machinery, plant, fittings and equipment and the Lessee shall observe and comply with all such directions.

6.12	Overloading of Electrical Equipment
The Lessee shall not install any electrical equipment in or about the Premises that overloads the cables or boards or sub-boards through which electricity is conveyed to the Premises.

6.13	Inflammable Substances
The Lessee shall not bring upon or store in the Premises any explosive or any inflammable, hazardous, or corrosive fluids or chemicals in contravention of the statutory provisions or of any Authority or of any policy of insurance relating to the Premises.

6.14	Light and Air
The Lessee shall not cover or obstruct any of the skylights, ventilators and windows reflecting or admitting light or air into the Building or the Premises.

6.15	Animals
The Lessee shall not keep any animals or birds in the Premises or the Building.

6.16	Special Services
If the Lessee requests the Lessor to incur any unusual costs charges and expenses including those connected with any alterations, repairs or maintenance to the Premises or providing such additional or unusual services for the exclusive use of the Lessee such as (but without limiting the generality of the foregoing) the removal, disposal or burning of rubbish and the cleaning and servicing of the Building or Common Areas, then the Lessee shall pay all such costs to the Lessor upon demand.

6.17	Fittings and Fixtures
The Lessee shall at its own expense fit out the Premises with any machinery it requires to carry out its Permitted Use, and all fittings and fixtures necessary for the business of the Lessee in a safe manner and will keep them in good repair and efficient working order and condition and properly stocked and attended to.

6.18	Glass and Signs
The Lessee shall promptly and at its own cost repair or replace all broken, cracked or damaged glass and signs in the Premises.

6.19	Doors, Keys and Windows

(a)	The Lessee shall ensure that the Premises are kept secure from intruders and make good any damage to the Premises including the front door of the Premises caused by any intruder on the Premises.

(b)
All keys to the Building or the Premises (which in this clause includes access cards or other methods of access to the Building) held, provided to or made or procured by the Lessee must be surrendered to the Lessor on the expiration or earlier termination of the Term and the Lessee must provide upon request from the Lessor

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a list of the recipients of those keys. The Lessee must pay all costs and expenses for the replacement, or in connection with the loss, destruction of keys immediately upon demand by the Lessor.

6.20	Bulbs, Tubes and Illuminated Signs
The Lessee shall at its own cost promptly replace all broken or faulty light fittings, light bulbs, tubes and all associated fittings in the Premises.

6.21	Requirements of Public Authorities
The Lessee will insofar as it is possible for the Lessee, promptly comply with all statutes, ordinances, proclamations, orders and regulations present or future affecting or relating to the Premises or its use, and with all requirements notices or orders which may be given by any Authority, PROVIDED THAT this covenant shall not impose on the Lessee any obligation in respect of any structural or capital maintenance, replacement or repair except where rendered necessary by any wilful or negligent act, default or omission on the part of the Lessee or by the Lessee’s particular use or occupancy of the Premises.

6.22	Pest Control
The Lessee will take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pests, termites, birds and animals and in the event of failing so to do will if so reasonably required by the Lessor but at the cost of the Lessee employ from time to time or periodically pest exterminators approved of by the Lessor (such approval not to be unreasonably withheld).

6.23	Infectious Illness
The Lessee will in the event of it becoming aware of any infectious illness occurring in the Premises promptly notify the Lessor and the proper Authorities and at the expense of the Lessee will thoroughly fumigate and disinfect the Premises to the reasonable satisfaction of the Lessor and relevant Authorities and otherwise comply with their lawful requirements in regard to the same.

6.24	Notice of Defects
Upon it becoming aware of the same, the Lessee will give to the Lessor prompt notice in writing of any accident to or defect or want of repair in any services to the Premises or to the Air Conditioning Equipment, the Fire Equipment, the Appurtenances or the lifts and escalators and of any circumstances relative to the Premises likely to be or to cause any danger, risk or hazard to the same or to any person.

6.25	Exterior Signs
The Lessee will not without the prior approval in writing of the Lessor (such approval not to be unreasonably withheld) erect, display, affix or exhibit on or to the exterior or interior of the Building or any part of the Premises any signs, lights, embellishments, advertisements, television or wireless antenna or mast, awning or canopy, names or notices visible from outside the Premises and must have prior to any such erection display, affixing or exhibiting have obtained the proper consents of any relevant Authority. The Lessee shall make good all damage so caused and upon the termination of the Lease shall remove all such signs, advertisements and embellishments and make good any damage caused to the Premises and the Building.

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6.26	Auctions
The Lessee shall not without the prior written consent of the Lessor which consent may be withheld at the absolute discretion of the Lessor use the Premises for any auction bankrupt or fire sale.

6.27	Pick Up and Delivery

(a)
The Lessee shall not permit trade vehicles while being used for delivery and pick up of merchandise to be parked or stopped at any place or time within the Building or on the Land except such place or places and at such time or times as the Lessor may specifically allow.

(b)	Where there is a goods entrance to the Building, the Lessee shall ensure that all of its contractors and deliverers who require the use of trolleys for that delivery use that goods entrance.

6.28	Smoking

(a)
Subject to subclause (b), the Lessee must not permit its employees, agents or invitees to smoke cigarettes or other tobacco products in any part of the Premises or the Building and if requested by the Lessor, must erect and maintain signs prohibiting such smoking. No person is permitted to smoke within twenty (20) metres of any entrance or exit to the Building and the Lessor will erect and maintain signage to this effect.

(b)	The Lessee may designate a smoking zone in that part of the Building mutually agreed between the Lessor and the Lessee.
7.    ASSIGNMENT

7.1	Restrictions on Assignments
The Lessee will not during the continuance of this Lease assign, transfer, demise, sublet, part with or share the possession of, or grant any licence affecting or mortgage, charge or otherwise encumber or deal with the Lessee’s interest in the Premises or by any act or deed procure any of the foregoing other than as set out below:

(a)	any assignment, transfer or subletting is not a breach of this clause if prior thereto:

(i)	the Lessee either has not committed any default under this Lease or has committed a default under this Lease which has been waived or excused in writing or remedied;

(ii)
the Lessee has proved to the reasonable satisfaction of the Lessor that the proposed assignee, transferee or sublessee (the “Ingoing Lessee”) is a respectable responsible and solvent person of sound financial standing capable of paying the Rent and fully complying with the Lessee’s obligations under this Lease (or the sublease as applicable) and capable of carrying on the Permitted Use on the Premises and, if required by law, has obtained the prior written approval of the relevant Authorities to its proposed use of the Premises;

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(iii)
the Ingoing Lessee has entered into a covenant with the Lessor in the form reasonably required by the Lessor that it will duly perform and observe the Lessee’s obligations in this Lease but in the case of a subletting or licence, such covenant is limited to the extent that the obligations relate to the use or occupation of the Premises or the Building by the sublessee or licensee;

(iv)	in the case of a sublease or licence:

(A)
the Ingoing Lessee and if required by the Lessor, the Lessee, have entered into a covenant with the Lessor in the form reasonably required by the Lessor providing that following default by the Lessee in payment of Rent under this Lease (of which default the Lessor’s notice is conclusive evidence) the Lessor may require the sublessee or licensee to pay to the Lessor until otherwise directed by the Lessor, some or all of the rent or licence fee payable under the sublease or licence in satisfaction of its obligations to the Lessee to the extent of the payment, but without in any way creating a relationship of landlord and tenant between the Lessor and the sublessee or licensee; and

(B)
if the Lessor so requires, the Lessee proves to the reasonable satisfaction of the Lessor that the rent or licence fee payable by the sublessee or licensee is the best rent or licence fee reasonably obtainable for the subleased or licensed premises or provides confirmation in writing to the Lessor that the rent or licence fee is below market rent;

(v)	the Ingoing Lessee has furnished the Lessor with a bank guarantee of the performance of his obligations under this Lease as the Lessor reasonably requires;

(vi)
in the case of an assignment the Lessee has entered into a deed in the form reasonably required by the Lessor under which the Lessee releases the Lessor from all Claims against the Lessor in respect of, or in any way arising from, this Lease and in which the Lessor releases the Lessee from all Claims against the Lessee in respect of, or in any way arising from, this Lease following the date of the assignment subject to the Lessee being responsible for all payments and claims pertaining to any time prior to the date of assignment; and

(vii)
the Lessee has paid all reasonable fees and expenses incurred by the Lessor in connection with the investigation of the proposed Ingoing Lessee and all other reasonable expenses including legal fees relating to the proposed assignment, transfer or subletting.

(b)
For the purpose of this clause any change in the shareholding of the Lessee (if a company), or its holding company of 50% or more altering the effective control of the Lessee from that existing at the Date of Commencement or (in the case of an assignee) from that existing at the date of the assignment of this Lease to that Lessee shall be deemed an assignment of this Lease. This clause will not however apply while the Lessee under this Lease is Finisar Australia Pty Limited.

(c)
For the purposes of this clause any change in the ownership of a majority of the units in a trust (if any) of which the Lessee is the trustee from that existing at the Date of Commencement (or, in the case of an assignee from that existing at the

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date of the assignment of this Lease to that Lessee) shall be deemed an assignment of this Lease.
8.    MAINTENANCE, REPAIR, ALTERATIONS, ETC.

8.1	Repair of Premises
The Lessee shall at its own cost during the whole of the Term maintain, replace, repair and keep the whole of the Premises and Appurtenances and Fire Equipment and any existing furnishings in the Premises at the Date of Commencement in good and substantial repair, working order and condition, damage by explosion, earthquake, aircraft, riot, civil commotion, fire, flood, lightning, storm, tempest and fair wear and tear, Act of God and war damage excepted provided that these exceptions shall not apply if any insurance moneys are irrecoverable by the Lessor through the neglect, default or misconduct of the Lessee. The Lessee acknowledges that the Premises were in good repair and condition at the Date of Commencement.

8.2	Specific Repairs
The Lessee shall, without affecting the generality of clause 8.1, at the Lessee’s expense:

(a)	prior to vacating the Premises paint the Premises in a proper and workmanlike manner those parts of the Premises which have at any time previously been painted with no less than two coats of paint;

(b)
keep the equipment of the Lessee and all doors and windows in the Premises maintained, clean and in good order and repair and keep in good condition all fittings, plant, furnishings and equipment of the Lessee;

(c)
make good any breakage, defect or damage to the Premises, the Appurtenances, the Fire Equipment, the Services, the Building or to any adjoining premises occasioned by want of care, misuse or abuse on the part of the Lessee or by any breach or default by the Lessee of this Lease; and

(d)
keep the standard carpets and floor coverings and blinds and curtains (if any) in the Premises as are supplied by the Lessor in good and tenantable repair and condition, fair wear and tear excepted, provided that the Lessee must use castor mats under all chairs for the duration of the Term which the Lessee acknowledges is a condition of the warranty held by the Lessor for the new carpets.

8.3	Alterations
The Lessee shall not without the previous consent in writing of the Lessor, which will not be unreasonably withheld, make any alterations additions or other improvements to the Premises or its Appurtenances (including redecoration or painting) unless it has obtained the necessary permissions or consents of the relevant Authorities and delivered copies of these and copies of all the relevant plans and specifications to the Lessor provided that:

(a)
all alterations, additions or other improvements carried out under this clause will be at the cost and expense of the Lessee and in a proper and workmanlike manner and if so reasonably required by the Lessor under the supervision of the Lessor’s architect whose reasonable fees shall be paid by the Lessee; and

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(b)
on completion of the alterations, additions or other improvements the Lessee must produce to the Lessor any certificates of compliance issued by or to any competent relevant Authority in relation to such works including fire regulations.

This clause 8.3 (to the extent it relates to payment of the fees of the Lessor’s architect) will not apply to any fitout works approved by the Lessor prior to the Date of Commencement. The Lessor may reasonably withhold consent until the Rules and Regulations of the Building have been agreed to by the Lessee in writing. When the Lessor’s consent has been granted, such consent remains subject to the Lessee continuing to comply with such Rules and Regulations for the Term and any extension thereof.

8.4	Partitioning

(a)
The Lessee shall use internal partitions within the Premises reasonably acceptable to the Lessor and the Lessee covenants not to make any additions or alterations to the partitions except with the prior approval in writing of the Lessor all such approvals not to be unreasonably withheld.

(b)
The Lessee shall pay the cost of internal partitions and their installation within the Premises including all doors, vents, glass and other items included in or incidental to the same and the cost of all additional lights, power, cabling and communications outlets, and the costs of all alterations and/or additions to the Air Conditioning Equipment and/or Fire Equipment which may be required by the Authorities and/or by reason of the position of any such partitions or the particular requirements of the Lessee together with all architect’s and other consultant’s fees incurred in connection with the installation or alteration of the partitions.

(c)	Such partitions shall be and remain the property of the Lessee who shall be responsible for all maintenance and insurance thereof.

8.5	Lessor May Enter to Repair

(a)
The Lessor shall have the right for itself and all those authorised by it upon reasonable notice (except in case of emergency when no notice shall be required) and at times agreed to between the parties provided consent by the Lessee shall not unreasonably withheld or delayed:

(i)
enter upon and view the state of repair of the Premises and leave upon the Premises a notice in writing requiring the Lessee to carry out any repairs or maintenance which are the responsibility of the Lessee under the Lease and the Lessee shall repair any defects in accordance with the terms of the Lease;

(ii)
carry out works or make any repairs, alterations or additions to, and to enter upon all or any part of the Premises, and to use the same for the purpose of effecting or carrying out any repairs, alterations or additions or other work which the Lessor may consider reasonably necessary or desirable to any part of the Building or any buildings adjacent thereto from time to time; and

(iii)	enter the Premises with workmen and others and all necessary materials and appliances for the purpose of complying with the terms of any present

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or future legislation affecting the Premises or the Building or of any notice by any Authority having jurisdiction or authority over or in respect of the Premises or the Building in respect of the destruction of insects, rodents or other pests or for the carrying out of any repairs, alterations or works (including the provision of air conditioning, sprinklers, lighting, power, telephone and other services to the Lessee and other lessees of the Building for which purpose the Lessor may from time to time require access to the service ducts, walls, floors and ceilings and the Premises) and also for the purpose of exercising the rights and powers of the Lessor in this Lease.

(b)	In exercising its rights under this clause, the Lessor shall ensure that as little disturbance as is reasonably practicable is caused to the Lessee in its use of the Premises.

8.6	Default in Repairing
In default of the Lessee repairing any defect according to reasonable notice including such notice under clause 6.21 and subclause 8.5(a) the Lessor may enter the Premises and execute at all reasonable times all or any of the required repairs as the Lessor may reasonably think fit, and in addition to the Lessor’s other remedies, recover from the Lessee the reasonable cost of such repairs as the Lessee ought to have effected, including all directly related sums paid on account of any insurance, indemnities or compensation under the Worker’s Compensation Act.

8.7	Lessor’s Reservations
The Lessor reserves the right upon giving reasonable notice to the Lessee, to effect alterations, additions, renovations and refurbishment works to the Building both externally and internally and to any and all services in the Building and including the Common Areas and the façade of the Building and in doing so (but without in any way limiting the generality of the foregoing) may encroach upon common parking areas, employ or use the airspace above and surrounding any part of the Building including the erection of additional floors and additional floor space in the Building, interrupt the Services to the Premises and the Building and alter the vehicular or pedestrian access or ways to or within the Building and the Lessee will provide access to the Premises for this purpose and not make any objection or Claim in respect of any such works PROVIDED ALWAYS that the Lessor shall carry out such works in such a manner as will minimise so far as it may be practicable any inconvenience or interruption to the business of the Lessee and the Lessee’s rights under this Lease are not materially diminished.

8.8	Liens on Premises
The Lessee shall pay or cause to be paid all costs of any work done by the Lessee or caused to be done by the Lessee on the Premises, and the Lessee will keep the Premises clear of all liens on account of work done for the Lessee or persons claiming under the Lessee. The Lessee agrees to and shall indemnify, defend and keep the Lessor free and harmless against any Claim, costs (including solicitor’s costs) and all other expenses in the absence of any negligence on the part of the Lessor, on account of Claims of lien of labourers or material for any work performed or materials or supplies furnished for the Lessee or persons claiming under the Lessee.

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8.9	Environmental Law
The Lessee shall:

(a)	not cause pollution, any environmental hazard or contamination that is prohibited by any Environmental Law;

(b)	maintain procedures which, in the reasonable opinion of the Lessor are adequate to monitor its compliance with Environmental Law and Authorisations;

(c)	where the Lessor reasonably suspects that the Lessee is not complying with subclause 8.9(b) above or with any Environmental Law or Authorisation:

(i)
make reasonable endeavours to provide or do everything necessary to facilitate a site assessment of the procedures under subclause 8.9(b) above, and compliance with any Environmental Law or Authorisation by a consultant approved by the Lessor; and

(ii)	maintain the confidentiality of those assessments;

(d)
permit the Lessor or any person authorised by the Lessor, to enter on the Premises at times agreed to between the parties, with the Lessee’s Consent not to be unreasonably withheld or delayed, on not less than two day’s notice (except in the case of emergency), to carry out environmental assessments; and

(e)	remedy any non compliance with an Environmental Law or Authorisation revealed by any site assessment, environmental assessment or procedure carried out or required under this clause.

8.10	Inspection Record
Prior to the Lessee’s occupation of the Premises or any part, the Lessor may inspect the Premises any fittings, fixtures and Appurtenances in the Premises and make a record of their condition, signing such record and delivering two copies to the Lessee. The Lessee will check the record, noting any discrepancies and must sign and return one copy to the Lessor within fourteen (14) days of receipt of the record.

8.11	Structural or Capital Repairs
Notwithstanding anything in this Lease, the Lessee will not be required to make any structural or capital repair or alteration, the necessity for which was not caused or contributed by the Lessee’s specific use of the Premises. The Lessor shall use reasonable endeavours to keep the Building in a structurally sound and watertight condition.

8.12	Lessor Works
The Lessor will use reasonable endeavours at its cost and to a trademanlike standard prior to the Date of Commencement, or in the event of reasonable delays no later than 1st January 2014:

(a)	replace the ceiling tiles and carpet in the office on level 1;

(b)	provide for a minimum of 400amps, 3 phase power to the warehouse component of the Premises; and

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(c)	provide (separate from power in respect of air conditioning) for a minimum of 100 amps, 3 phase power to each office level of the Premises
9.    AIR CONDITIONING, FIRE EQUIPMENT LIFTS, ETC.

9.1	Repair and Use
Where any Air Conditioning Equipment, Fire Equipment or lifts or escalators are provided or installed in the Building or the Premises by the Lessor:

(a)
the Lessor must use reasonable endeavours to keep the Air Conditioning Equipment, Fire Equipment, lifts and escalators working and reasonably available for the use of the Lessee (delays or stoppages due to repairs, maintenance, accidents, strikes or other unavoidable causes beyond the Lessor’s control excepted);

(b)
the Lessee will at all times comply with and observe the reasonable requirements of the Lessor in relation to the Air Conditioning Equipment, Fire Equipment, lifts or escalators and will not do anything in relation to the same or otherwise in relation to the use or ventilation of the Premises which might interfere with or impair the efficient operation of the Air Conditioning Equipment, Fire Equipment, lifts or escalators in the Premises or the Building; and

(c)	the Lessee may use the Air Conditioning Equipment at all times when it is working and at all times when the Premises are open for business.

9.2	Interference with Equipment
The Lessee shall not interfere with the Air Conditioning Equipment or the Fire Equipment or the lifts or escalators, in any manner howsoever.

9.3	Disconnection of Faulty Equipment
If:

(a)
the Lessor is of the reasonable opinion that the Air Conditioning Equipment, Fire Equipment or lifts or escalators are not functioning correctly, the Lessor may without incurring any liability to the Lessee shut off or divert to other parts of the Building supplies of condenser water or conditioned air or the escalators or lifts until the fault (if any) is rectified; and/or

(b)	the Air Conditioning Equipment, Fire Equipment, lifts or escalators for the time being installed in the Building or the Premises fail to function for any reason; then

(c)
the Lessor must use reasonable endeavours to repair any faulty operation of the Air Conditioning Equipment, Fire Equipment, or the lifts and escalators to minimise inconvenience, damage or loss to the Lessee; and

subject to the Lessor’s compliance with clause 9.3(c), the Lessor shall not be liable for any Claim to the Lessee for any inconvenience, damage or loss which the Lessee may suffer by reason of any shutting off, diversion, or faulty operation of the Air Conditioning Equipment, Fire Equipment, or the lifts and escalators nor will the Lessee by reason of any such shutting off, diversion, or faulty operation be entitled to terminate this Lease.

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9.4	Access to Contractors
The Lessee shall at all reasonable times permit any authorised persons access to the Premises to inspect, service, maintain and repair the Air Conditioning Equipment, Fire Equipment, lifts or escalators.

9.5	Air Conditioning Maintenance and Equipment Utilisation Costs
The Lessor at its own cost shall separately meter each floor of the Premises for air conditioning usage. In the event that the Lessee uses air conditioning over sixty (60) hours per week for the Premises, then the Lessor shall be entitled to charge the Lessee for additional maintenance and equipment utilisation costs reasonably incurred resulting from the accelerated wear and tear.

9.6	Operating Hours of Building
The standard operating hours of the Building are 8am to 6.00pm Monday to Friday, excluding public holidays. The Lessor reserves the right to alter the standard operating hours of the Building in its discretion acting reasonably. The Lessee will (subject to other clauses in this Lease) have access and use to the Premises 24 hours a day 7 days a week.
10.    ELECTRICITY AND OTHER SERVICES

10.1	Lessee to Arrange
The Lessee will make its own arrangements for the supply of electricity to and the installation of telephone, computer, telecommunications and like services in the Premises.

10.2	Lessee to Pay Charges
The Lessee will duly and punctually pay all charges for electricity, telephone, gas, excess water or water separately metered and supplied to the Premises provided that if the Lessee makes default in the payment of any such charges or accounts, then the Lessor may at its reasonable option pay the same and recover any amounts so paid as if the same were overdue Rent.

10.3	Supply Failure

(a)	The Lessor shall make reasonable endeavours to ensure that the electricity, telecommunications or supply or any other Services or facilities including the Appurtenances remain operational; and

(b)
Subject to the Lessor’s compliance with clause 10.3(a), the Lessor will not be liable for any Claim sustained by the Lessee or any other person at any time as a result of or arising in any way out of the failure of the electricity, telecommunications or water supply or any other services or facilities including the Appurtenances, enjoyed by the Lessee in conjunction with the Premises.

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11.    OPTION FOR RENEWAL

11.1	Exercise of Option
If the Lessee shall desire to take a new lease of the Premises for a further term or terms as specified in Item 9 of the Reference Data (“Further Term”) from the Terminating Date and prior to the Terminating Date gives to the Lessor not less than nine (9) months’ notice in writing and has during the Term duly and punctually paid the Rent at the proper times and is not in material breach of the covenants and conditions and agreements on the part of the Lessee contained in this Lease at the time of giving notice, then the Lessor will at the reasonable cost of the Lessee grant to the Lessee a renewed lease of the Premises for the Further Term from the Terminating Date at the Rent stated in a revised Reference Schedule. The Lease for the Further Term shall otherwise contain the same terms and conditions with following changes made:

(a)	this present covenant for renewal shall be omitted;

(b)	the Reference Data shall be duly amended to incorporate the new Rent and Rent Review Dates, and amount of bank guarantee;

(c)	The Rent payable during the first and subsequent years of the renewed term shall be determined as referred to in Item 10 of the Reference Data and calculated in accordance with clause 3.2;

(d)
the Lease for the Further Term shall be prepared by the Lessor’s solicitors and the reasonable costs including all costs of obtaining any relevant consent, duty and registration fees shall be borne by the Lessee; and

(e)	Clause 8.12 and Clause 19.1(b) shall be omitted.
12.    INSURANCE

12.1	Lessee to Effect Insurances
The Lessee will:

(a)
at its own expense insure and keep insured its plant, fittings fixtures and stock-in-trade contained in or about the Premises to the full insurable value against loss or damage occasioned by fire, fire fighting activities, fusion, explosion, lightning, civil commotion, storm, tempest, earthquake, burglary and malicious damage and shall produce the certificate of currency and the receipted premium notices to the Lessor when requested by the Lessor;

(b)
at its own expense, effect and keep current at all times during the Term public risk insurance relating to the Premises in the amount of twenty million dollars ($20,000,000.00) or for such greater amount from time to time as the Lessor may reasonably require;

(c)	effect and keep current during the Term, an unlimited worker’s compensation policy covering all persons employed by the Lessee including its servants, agents and invitees; and

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(d)	at its own expense, insure and keep insured for its full insurable value all glass in the Premises against breakage.

12.2	General Insurance Provisions
In respect of the insurance policy referred to in clauses 12.1(b) and 12.1(d), this must be effected with the Lessor’s interest noted on the policy with a reputable insurer and the Lessee shall punctually pay all premiums and duty necessary and whenever reasonably required will deliver to the Lessor the certificate of currency for insurance and the receipt for the last premium.

12.3	Heating and Energy
The Lessee will not use any method of heating or lighting or supply of any other form of energy in or about the Premises in contravention of any policy of insurance in respect of the Premises.

12.4	Insurance Not to be Voided
The Lessee will not at any time during the Term do, permit or omit to do any act, matter or thing upon the Premises or the bringing or keeping of anything in the Premises which may render any insurance policy relating to the Premises against damage by fire and other risks void or voidable or cause the rate of premium on any such insurance premiums to be liable to be increased.

12.5	Fire Regulations
The Lessee will at all times and at its own cost comply with all regulations or requirements of any Authority and the proper requirements of any interested insurer in respect of all fire regulations including regulations pertaining to sprinklers and other fire prevention equipment and installations (including alarms) in the Premises but is not required to undertake any structural or capital works except to the extent these are required due to the specific use of the Premises by the Lessee. At all times, the Lessee must comply with the fire and emergency procedures of the Building which include, but are not limited to, participation in emergency planning, evacuation and emergency exercises, and the appointment and compliance with the requirements of designated wardens.

12.6	Payment of Additional Premiums
The Lessee will from time to time as and when required by notice in writing from the Lessor promptly pay all extra excess premiums of insurance on the improvements erected in the Premises and/or the contents of such improvements if any such extra excess premiums be required on account of extra risk exclusively caused by the Lessee’s use of the Premises.
13.    INDEMNITIES

13.1	Occupancy at Risk of Lessee
The Lessee agrees to occupy and use the Premises at the risk of the Lessee and releases to the full extent permitted by law the Lessor from all Claims resulting from any accident, damage, death or injury occurring in or about the Premises, the Building or the Land except where caused by the act, negligence or default of the Lessor.

13.2	Lessee’s Indemnities

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Without prejudice to the generality of the foregoing provisions, to the extent that any moneys paid to the Lessor out of insurances effected by the Lessor and/or Lessee do not fully indemnify the Lessor from and against all Claims (including solicitor and client costs and costs as between party and party) to which the Lessor shall or may be or become liable in respect of all or any of the matters referred to in this clause, the Lessee indemnifies the Lessor from and against all Claims to which the Lessor shall or may be or become liable in respect of all or any of the following:

(a)
any loss or damage to property, or death or injury sustained, upon any portion of the Premises or the Building whether in the occupation or control of the Lessor or of the Lessee or of any other person caused or to the extent contributed to by the use or occupation of the Premises by the Lessee, or caused or contributed to by any act, omission, neglect, breach or default of the Lessee, provided any liability under this sub-clause shall be reduced to the extent that a claim is caused or contributed to by any act, omission neglect, breach or default of the Lessor;

(b)	resulting from any act, neglect, default or omission by the Lessee whether the same arises through any act, neglect, default or omission of the Lessee or any trespassers;

(c)
resulting from any Claim to pay, do or perform any act, matter or thing to be paid, done or performed by the Lessee under this Lease except to the extent that the Lessor shall be obliged under the provisions of this Lease to pay for or contribute to the cost of the same;

(d)	the negligent use, misuse, or abuse by the Lessee of the electricity, water and other Services and facilities and Appurtenances of the Premises and the Building; and

(e)
overflow or leakage of water (including rain water) and other fluids in, into or from the Premises having origin on or within the Premises or caused or contributed to by any act or omission on the part of the Lessee. Any liability under this sub-clause shall be reduced to the extent that the overflow or leakage of such fluids is caused or contributed by any act or omission on the part of the Lessor.

13.3	Continuing After Determination of Lease
The obligations of the Lessee under this Part shall continue after the expiration or other determination of the Lease in respect of any act, deed, matter or thing happening before such expiration or determination.
14.    QUIET ENJOYMENT AND HOLDING OVER

14.1	Quiet Enjoyment
The Lessee paying the Rent and duly and punctually observing and performing the covenants, obligations and provisions in this Lease on the part of the Lessee to be observed and performed shall and may peaceably possess and enjoy the Premises during the Term without any interruption or disturbance from the Lessor or any other person or persons lawfully claiming by, from or under the Lessor.

14.2	Holding Over
In the event of the Lessee holding over after the Terminating Date or sooner determination of the Term with the consent in writing of the Lessor, the Lessee shall become a monthly

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lessee only of the Lessor at a rental payable monthly in advance, the first of such payments to be made on the day following the Terminating Date or sooner date of termination and each of such payments to be at the Rent payable immediately prior to the Terminating Date or sooner date of termination increased by ten percent (10%) per annum. Such tenancy shall be determinable at any time by either party by giving one (1) month’s notice in writing to the other party but otherwise shall be subject to the same covenants and conditions as this Lease or implied as are not inconsistent with a monthly tenancy and no holding over by the Lessee beyond the Terminating Date shall be construed as creating a tenancy from year to year.
15.    DEFAULT AND TERMINATION

15.1	Re-entry or Surrender
In the event that:

(a)
any Rent or any other moneys payable under this Lease remain unpaid for seven (7) days after the date appointed for payment of the same and provided that the Lessor shall have given written notice of such breach, default or non-observance and allowed the Lessee a reasonable time to rectify such breach (and the parties agree that 7 days is a reasonable time) and the breach, default or non-observance is not remedied within that notice period; or

(b)
the Lessee fails to perform or observe any one or more of the essential covenants or provisions on the part of the Lessee expressed or implied in this Lease and provided that the Lessor shall have given written notice of such breach, default or non-observance and allowed the Lessee a reasonable time to rectify such breach (and the parties agree that 14 days is a reasonable time) and the breach, default or non-observance is not remedied within that notice period or unless their non-performance or non-observance has been waived or excused by the Lessor in writing; or

(c)
the Lessee being a corporation, any event occurring in relation to that corporation of the kind set out under the definition of “externally-administered body corporate” in Section 9 of the Corporations Act 2001; or

(d)	the Lessee being a corporation shall enter into liquidation voluntary or otherwise except for the purpose or reconstruction; or

(e)	the Lessee being declared bankrupt; or

(f)	an assignment is made of the property of the Lessee for the benefit of creditors; or

(g)	the Term or the interest of the Lessee in this Lease or in the Premises shall be attached or taken in execution or upon any legal process; or

(h)	the Lessee ceases to carry on business; or

(i)	the Lessee repudiates this Lease; or

(j)
the Lessee fails to perform or observe any one or more of the covenants or provisions on the part of the Lessee expressed or implied in this Lease other than those referred to in subclauses 15.1(a) or 15.1(b), and provided that the Lessor shall have given written notice of such breach, default or non-observance and allowed the Lessee a reasonable time to rectify such breach (and the parties agree

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that 14 days is a reasonable time) and the breach, default or non-observance is not remedied within that notice period
THEN, in any one or more of such events the Lessor at any time thereafter but without prejudice to any other rights of the Lessor including but not limited to any Claim which the Lessor may have against the Lessee in respect of any breach by the Lessee of the covenants and provisions in this Lease may:

(k)
(i)    without any prior demand or notice (other than that referred to in subclause 15.1 above) re enter into and take possession of the Premises or any part (by force if necessary) and eject the Lessee and all other persons whereupon the Lease shall be terminated; or

(ii)    terminate the Lease by notice in writing to the Lessee; and/or

(l)	sue the Lessee for damages suffered by the Lessor for the entire Term and compensate the Lessor for any loss and damage suffered notwithstanding that:

(i)	the Lessee may have abandoned or vacated the Premises; and/or

(ii)	the Lessor may have accepted the Lessee’s repudiation; and/or

(iii)	the Lessor may have elected to re-enter or to terminate the Lease; and/or

(iv)	the parties’ conduct may constitute a surrender by operation of law; and/or

(m)
declare that the Rent provided for in the Lease for the then unexpired portion of the Term is immediately due and payable and (if necessary) sue for and recover from the Lessee that Rent subject to the obligation on the part of the Lessor to:

(i)
refund to the Lessee from the amount due and received any amount received from any other tenant of the Premises during that unexpired portion of the Term and any amount received from the Lessee by way of damages in respect of that default; and

(ii)	take reasonable steps to mitigate the Lessor’s damages and to use reasonable endeavours to lease the Premises at a reasonable rent and on reasonable terms, such that the Lessor’s entitlement to damages shall be assessed on the basis that the Lessor should have observed the obligation to mitigate damages contained in this clause provided that the Lessor’s conduct taken in pursuance of the duty to mitigate damages shall not by itself constitute acceptance of the Lessee’s breach or repudiation or a surrender by operation of law; and/or

(n)
where the Lessee has obtained any kind of incentive to enter into this Lease by way of rent reduction or a rent free period or the payment of fitout expenses by the Lessor (“Incentive”), declare that the pro-rated value of that Incentive becomes due and payable immediately to the Lessor and the Lessor may collect that amount as Rent in arrears.

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15.2	Essential Terms
Without prejudice to any other right or remedy of the Lessor contained or implied in this Lease, it is expressly agreed and declared that the covenants, terms and conditions by the Lessee contained or implied in:

(a)	Clause 3 relating to payment of Rent and Outgoings and GST and subclause 3.2(a)(vii) relating to payment of costs of a valuer;

(b)	Clause 6.1 relating to the use of the Premises;

(c)	Clause 7 relating to Assignment, Sub-letting and Mortgages etc;

(d)	Clause 8 relating to Maintenance, Alterations, Repairs;

(e)	Clause 14.2 relating to Holding Over; and

(f)	Clauses 15.6, and 15.8 relating to Yielding Up,
are essential and/or fundamental terms of this Lease the breach, non-observance or non-performance of any one or more of such covenants, terms or conditions shall be deemed to be a fundamental breach of the provisions of this Lease on the part of the Lessee PROVIDED THAT the presence of this clause in the Lease shall not mean or be construed as meaning that there are no other fundamental and/or essential terms in this Lease.

15.3	Acceptance of Rent
Demand or acceptance of Rent by the Lessor after default by the Lessee under this Lease shall be without prejudice to the exercise by the Lessor of the powers conferred upon it by clause 15.1 or any other right, power or privilege of the Lessor under this Lease and shall not operate as an election by the Lessor either to exercise or not to exercise any of such rights, powers or privileges.

15.4	Lessor’s Remedy of Lessee’s Defaults
If the Lessee omits to pay any money or to do or effect anything which the Lessee has in this Lease covenanted to pay, do or effect then on each and every such occasion the Lessor may at the cost of the Lessee and without prejudice to any rights or powers arising from such default, pay such money or to do or effect such thing by itself as if it were the Lessee and for that purpose the Lessor may enter upon the Premises and there remain for the purpose of doing or effecting any such thing.

15.5	Interest
Without prejudice to the rights, powers and remedies of the Lessor otherwise under this Lease the Lessee will pay to the Lessor interest on any moneys due by the Lessee to the Lessor on any account whatsoever pursuant to this Lease but unpaid for fourteen (14) days such interest to be computed from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and be recoverable in like manner as Rent in arrears. The rate of interest applicable shall be two (2) percent above the rate as recorded from time to time by the Westpac Banking Corporation Limited for overdrafts of $100,000.00 or if there be no such rate then the rate of ten percentum (10%) per annum and such interest shall accrue and be calculated on a daily basis.

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15.6	Yielding Up

(a)
The Lessee will forthwith upon the expiration of the Term or sooner determination of this Lease (unless otherwise directed by the Lessor in writing) peaceably surrender and yield up to the Lessor the Premises in such repair, order and condition as required by Clause 8 and clean and free from rubbish and (except where the Term was terminated under clause 4.1(a)) in good and substantial repair and condition, including

(i)	Removing all the Lessee’s fit out, fixtures and fittings and making good any damages caused by its installation or removal;

(ii)
Reinstating the tenancy to base building standard and layout, including the mechanical and electrical services, and repair of the ceiling plus restoring any structural changes made by the Lessee back to how they received the premises at the beginning of the Lease;

(iii)	Returning all existing mechanical, electrical and fire & ventilation services to original configuration and provide certification of compliance for all essential services for the Premises;

(iv)	Ensuring all roller shutter doors are in good working order;

(v)	Making good the Premises including repainting and recarpeting the office to the Lessor’s reasonable satisfaction; and

(vi)	Carrying out all works described in Annexure B.

(b)
The Lessee must remove all its fixtures and fittings, plant and equipment and other articles, and if so required by the Lessor must remove all alterations, additions, partitions and other improvements (including all cabling and telecommunications equipment) in the Premises whether they were installed by the Lessee, the Lessor on behalf of the Lessee.

(c)
At the Lessee’s expense the Lessee must make good the Premises (including any damage to ceilings) to return them to a clean floor plate with the Air Conditioning Equipment, the Fire Equipment and the lighting configured for an open plan Premises provided that where there are carpets in the Premises, the carpets must be replaced with a carpet to the reasonable specification of the Lessor and all parts of the Premises previously painted must be painted in a proper and workmanlike manner to the reasonable satisfaction of the Lessor and without limitation, carry out the works generally described in the Make Good Schedule.

(d)
If the carpet or any part of the carpet installed in the Premises becomes damaged or stained or discoloured or exceptionally worn so as, in the reasonable opinion of the Lessor, to render the same unacceptable to the Lessor or to tenants generally, or the Lessee has not complied with subclause 15.6(a), then on or before vacation of the Premises, the Lessee must, in a good and workmanlike manner and at the Lessee’s expense replace the same or so much thereof as, in the Lessor’s reasonable opinion, are necessary or desirable to make the carpet reasonably attractive and suitable to the Lessor or tenants generally.

(e)
Prior to the commencement of the make good required under subclauses 15.6(c) and 15.6(d) the Lessee must provide to the Lessor in writing a scope of works intended to be carried out in accordance with subclauses 15.6(c) and 15.6(d),

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including but not limited to a list of contractors to be used, for the written approval by the Lessor, which approval must not be unreasonably withheld or delayed. The Lessor may reasonably withhold consent until the Rules and Regulations of the Building have been acknowledged and agreed to by the Lessee in writing. When the Lessor’s consent has been granted, such consent remains subject to the Lessee continuing to comply with such Rules and Regulations during the undertaking of the make good obligations.

(f)
The Lessor must provide to the Lessee a list of approved contractors for all air conditioning and electrical works to the Premises to be undertaken by the Lessee as part of its requirements in this clause, but the Lessor is not responsible to the Lessee for any loss or damage to the Premises or to any property or effects of the Lessee caused by the person engaged to carry out any works in this clause or any of its agents or employees. It is acknowledged by the Lessor and the Lessee that the Lessee is under no obligation to use a contractor under the approved contractors list provided by the Lessor however upon completion of any work, the Lessee is obligated to provide to the Lessor a certificate of compliance evidencing that the works have been carried out by a licensed contractor to the relevant Australian standard.

15.7	Lessee’s Fixtures Not Removed
If the Lessee does not remove and carry away any of its alterations, additions, partitions or other improvements or its fixtures, fittings, plant, equipment and other articles or items (including any signs affixed to the Building) at or immediately prior to the determination of this Lease (or within such further reasonable time as the Lessor may allow), the Lessor may at the expense of the Lessee remove and dispose of the same and any of such alterations, additions, partitions or other improvements fixtures, fittings, plant, equipment and other articles or items not removed by the Lessee. The Lessor may at the expense of the Lessee make good any damage to the Premises (to the standard as required by clause 15.6) caused as a result of such removal and disposal.

15.8	Payment of Rent upon Default
If the Lessee has not complied with clause 15.6 then the Lessee will continue to pay Rent and Outgoings until it has complied with clause 15.6.

15.9	Make Good Exclusion
Notwithstanding anything in this Clause 15, in the event that the Lessee, with written approval from the Lessor, makes a capital improvement to the Premises or the Building on the basis that the Lessee does not have to make good such capital improvement and has written approval from the Lessor specifically excluding the capital improvement from make good, then the Lessee shall not be required to remove the capital improvement under clause 15.5 above.
16.    COMMON AREAS

16.1	Obstruction of Common Areas
The Lessee is prohibited and shall prohibit its employees, servants, suppliers and others over whom it may have control from obstructing in any manner howsoever the Common Areas and in particular the entrances, exits and driveways (if any) in and to the Building.

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16.2	Use of Common Areas
Subject to the limitations and restrictions in the Lease the Lessor shall during the Term permit the Lessee and all persons lawfully authorised by it in common with others having the like rights to exercise and enjoy the right to pass and repass whilst on foot over and along the Common Areas and to pass and repass with approved vehicles over those parts of the Common Areas as the Lessor in its absolute discretion allows in writing from time to time.

16.3	Exclusion of persons
The Lessor may at any time exclude and restrain any person or persons from entering upon any part of the Building other than bona fide clients, customers, patrons, employees, delivery men or service suppliers of the Lessee or of other tenants of the Building. Without in any way limiting the meaning of “bona fide”, any person who breaches the Lessor’s Rules and Regulations shall be deemed to be not bona fide.

16.4	Maintenance of Common Areas
The Lessor shall keep and maintain the Common Areas in good order and repair and in clean and tidy condition.

16.5	Rules and Regulations
The Lessor may from time to time proclaim rules and regulations not inconsistent with or in derogation of the rights of the Lessee under the Lease relating to the use safety, care and cleanliness of the Common Areas and the preservation of good order and the comfort of persons therein, the location and storage of garbage and refuse in Common Areas pending its removal and the external appearance of the Building or any other matter it believes is reasonable having regard to the interests of the Building as a whole and for the rights or interests of other tenants, occupiers or other persons lawfully therein (the “Rules and Regulations”). Prior to being granted access to the Building the Lessee must acknowledge and agree in writing to be bound by the Rules and Regulations of the Building. The Lessee will abide by and comply with the Rules and Regulations of the Building and any additions, variations or amendments to the Rules and Regulations from time to time.

16.6	Control of Common Areas
The Common Areas shall at all times be subject to the control of the Lessor who shall have the right having regard to the interests of the Lessor in the Building as a whole and/or the rights or interests of other tenants, occupiers or persons lawfully therein from time to time and to enforce the Rules and Regulations and without limiting the generality of the foregoing the Lessor expressly reserves the right at any time and from time to time to:

(a)	construct, maintain and operate lighting facilities;

(b)	police the Common Areas;

(c)
change the area, level, location and arrangement of the Common Areas, parking areas and other facilities, except where it is inconsistent with or in derogation of the rights of the Lessee under the Lease;

(d)
restrict parking by Lessees, their agents and employees to such parking areas as the Lessor may from time to time designate, except where it is inconsistent with or in derogation of the rights of the Lessee under the Lease;

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(e)
close all or any portion of the Common Areas to such extent as may in the reasonable opinion of the Lessor be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

(f)
close temporarily all or any portion of the Common Areas, parking areas or facilities for the purpose of building reconstruction repairs or like purposes provided that any disturbance to the Lessee is minimised;

(g)	subject to clause 23, impose and charge fees against users of parking areas; and

(h)	subject to clause 23, limit the length of time during which persons are permitted to park in the parking areas and procure the policing thereof.
17.    MISCELLANEOUS

17.1	Exclusion of Warranties
The Lessee acknowledges and declares that no promise, representation warranty or undertaking has been given by or on behalf of the Lessor in respect to the suitability or adequacy of the Premises for any purpose of the Lessee including but without limiting the generality thereof for the Permitted Use and to the full extent permitted by law all promises, representations, warranties or undertakings as to suitability and as to adequacy which may be implied by law are expressly negatived. The provisions of this Lease comprise the entire agreement between the parties.

17.2	Waiver
No waiver by the Lessor of one breach by the Lessee of any obligation on its part contained in this Lease shall operate as a waiver of another breach of the same or of any other obligation contained in this Lease.

17.3	No Premium
Save as provided in this Lease, no other consideration has been or is to be paid to the Lessor by the Lessee or any other person.

17.4	Notices
All demands, requisitions, consents, elections or notices must be in writing and must be given to or served upon the Lessee or Lessor by being left at their respective registered office or principal place of business in New South Wales, or (in the case of the Lessee) at the Premises or by being posted in a prepaid and certified letter addressed to the Lessor or Lessee at such office or principal place of business or (in the case of the Lessee) at the Premises. Any demand, requisition, consent, election or notice may be signed by the Lessor or Lessee or on its behalf by the Solicitor, the Secretary or other authorised officer for the time being of the Lessor or Lessee respectively. Any notice posted will be taken to have been received two business days after posting. If a party notifies the other of a facsimile number, notices may be given by facsimile to that number and the notice is deemed to have been received upon a confirmation notice from the notice provider’s facsimile machine indicating that the facsimile has been received by the recipient, provided that if such a notice is received by the recipient after 5.00 p.m., the notice is deemed to have been received on the next business day.

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17.5	Non-Merger
None of the terms or conditions of this Lease nor any act, matter or thing done under or by virtue of or in connection with this Lease or any other agreement between the parties shall operate as a merger of any of the rights and remedies of the parties in or under this Lease or in or under any such other agreement all of which shall continue in full force and effect.

17.6	Moratorium
Unless application is mandatory by law, no statute, ordinance, proclamation, order, regulation or moratorium present or future shall apply to this Lease so as to abrogate, extinguish, impair, diminish, fetter, delay or otherwise prejudicially affect any rights, powers, remedies or discretions given or accruing to either the Lessor or the Lessee.

17.7	Consents
In any case where pursuant to this Lease the doing or execution of any act, matter or thing by the Lessee is dependent upon the consent or approval of the Lessor, such consent or approval may be given conditionally or unconditionally or withheld by the Lessor in its absolute, uncontrolled discretion unless otherwise herein provided.

17.8	Benefit of Covenants
In the event of a person other than the Lessor becoming entitled to receive the Rent either by operation of law or otherwise, the Lessee agrees that such person shall have the benefit of all covenants and agreements on the part of the Lessee under this Lease and the Lessee at the cost of the Lessor will enter into a covenant with such other person in that regard as the Lessor may reasonably require.

17.9	Release of Lessor
If the Lessor’s interest is assigned or transferred in any way (other than by way of security only) the Lessor named herein (and in any case of any subsequent assignments or transfers other than by way of security only the then assignor or transferor) shall from the date of such assignment or transfer be automatically freed and discharged from all personal liability for the performance of any covenant or obligation on the part of the Lessor under this Lease.

17.10	Costs
The Lessee shall pay the registration fees and costs of obtaining mortgagee consent (if any) to this Lease and the Lessor’s reasonable legal costs in respect of negotiation of the Lease (after the first round of negotiation) only where there are 2 or more rounds of negotiation of this Lease. It is further agreed between the Lessor and the Lessee that all costs, charges and expenses including solicitor/client costs for which the Lessor shall become liable in consequence of or in connection with any breach or default by the Lessee in performance or observance of any of the terms, covenants and conditions of this Lease or any renewal thereof or otherwise in connection with the Lessee’s occupation of the Premises.

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17.11	To Let Notices
At all times during the last nine (9) calendar months of the Term unless the Lessee has properly exercised its option to renew contained in clause 11, the Lessee will allow the Lessor to display on or in the Premises a notice advising that the Premises will be available for leasing and will not permit the removal, damage or defacing of that notice and will allow the Lessor to conduct prospective future lessees through the Premises at times agreed to between the parties provided consent of the Lessee shall not be unreasonably withheld or delayed, to enable them to view the same provided that in exercising its right hereunder the Lessor shall cause as little interference as possible to the conduct of the Lessee’s business.

17.12	Building Access Cards

The Lessor shall provide to the Lessee twenty (20) access cards at no cost and the Lessee acknowledges that the charge for any additional or replacement access cards will be $55.00 per card plus GST, such costs being subject to review by the Lessor from time to time to allow for actual costs increases.
18.    Deleted
19.    BANK GUARANTEE

19.1	Provision of Deposit
On the execution of this Lease the Lessee will:

(a)
provide to the Lessor an unconditional guarantee without a terminating date from a bank licensed to carry on business in Australia and having an office in Sydney and approved by the Lessor (acting reasonably) which entitles the Lessor to make a claim on the guarantee without recourse to the Lessee which entitles the Lessor to apply any amount under the guarantee to any amount payable by the Lessee to the Lessor under this Lease as the Lessor determines for an amount being the sum of as specified in Item 11(a) of the Reference Data (“Six (6) Month Bank Guarantee”); and

(b)
provide to the Lessor an unconditional guarantee with a terminating date of any date after 1 May 2015 (“Additional Bank Guarantee”) from a bank licensed to carry on business in Australia and having an office in Sydney and approved by the Lessor (acting reasonably) which entitles the Lessor to make a claim on the guarantee without recourse to the Lessee which entitles the Lessor to apply any amount under the guarantee to any amount payable by the Lessee to the Lessor under this Lease as the Lessor determines for an amount being the sum as specified in Item 11 (b) of the Reference Data.

19.2
The Additional Bank Guarantee and Six (6) Month Bank Guarantee referred to in 19.1 above shall here and after be referred to as the “Deposits” and are to be used as security for the performance of all the obligations on the Lessee’s part contained in this Lease or any other agreement between the Lessee and Lessor.

19.3	Increase in Deposit
Upon exercising the option to renew pursuant to clause 11, the Lessee will provide to the Lessor either an increased Six (6) month Bank Guarantee, or a replacement Six (6) month Bank Guarantee which represents the increased sum arising from the review of the Rent.

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19.4	Appropriation of Deposit

(a)
If at any time the Lessee fails to duly and punctually observe and perform the terms of this Lease, then the Lessor may in its discretion at any time appropriate and apply so much of or the whole of the Deposits as may be necessary in the opinion of the Lessor to compensate the Lessor for loss or damage sustained or suffered by the Lessor by reason of such breach by the Lessee.

(b)	Any such appropriation by the Lessor shall not be deemed to and shall not operate to waive the Lessee’s breach and shall not prejudice any other right of the Lessor arising from such breach.

(c)
If the Lessor appropriates all or part of the Deposits, then the Lessee will within five (5) days of demand by the Lessor provide to the Lessor in the form of the original Deposits the amount of the sum so appropriated in order to reinstate the Deposits.

(d)
If the Lessee complies with all the terms of the Lease, the Deposits less any sums appropriated by the Lessor in accordance with this clause and not reinstated shall be refunded to the Lessee as soon as reasonably practicable after the expiration of the Term or of any holding over period or upon the sooner termination of this Lease.

(e)
If a rent free period has been provided by the Lessor to the Lessee under this Lease or any other Agreement and as a consequence of a breach of the Lease any part of the Rent that later becomes payable by the Lessee to the Lessor the Deposits may be applied against all or part of the Rent then due and payable by the Lessee to the Lessor.

19.5	Assignment of Deposit
If the Lessor assigns or transfers its interest in the Premises it may either:

(a)	assign the Deposits less any sums properly appropriated by the Lessor and not reinstated to any assignee or transferee; or

(b)	request and the Lessee must at the Lessor’s reasonable costs promptly provide, replacement Deposits in favour of the new lessor in exchange for the original Deposits, and thereupon the Lessor is discharged from all liability to the Lessee or any other person with respect to the Deposits.

19.6	Variation to meaning of Deposits.
For the purpose of this clause 19, after the 1 May 2015 the reference to the Deposits shall only apply to the Six (6) Month Bank Guarantee.
20.    EFFECT OF EXECUTION AND REGISTRATION

20.1	This Lease shall be binding upon each person who has executed it notwithstanding:

(a)	the failure of any other person named as a party to execute it;

(b)	the avoidance or unenforceability of any part of this Lease; or

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(c)	the avoidance or unenforceability of this Lease or any part of this Lease against any signatory or intended signatory.

(d)	The covenants and conditions of this Lease shall be deemed to bind the parties in the same manner as if this document were registered notwithstanding it may be held that no estate passed hereunder.
21.    CONSENT OF MORTGAGEE

21.1
This Lease is subject to and conditional upon the approval of the mortgagee of the Lessor to the Lease. The Lessor will without delay after the execution of the Lease by the Lessee make application to its mortgagee for its approval. In the event that such approval is not given in writing (despite the Lessor using its reasonable endeavours to obtain such approval) the Lessor may by notice in writing to the Lessee terminate this Lease whereupon this Lease shall be at an end from such date of service of such notice and the Lessee shall not be entitled to make any claim for compensation, loss or damages in respect of such termination of the Lease.

22.    TRUST WARRANTIES

22.1	Trustee Power
Where the Lessee or the Guarantor or both of them is or are acting or in the future may act as Trustee of any Trust the Lessee and Guarantor jointly and severally covenant with and warrant to the Lessor that the Lessee or the Guarantor or both of them (as the case may be) has or have or will have full powers pursuant to its Deed of Trust (hereinafter call the “Trust”) under which it purports to act as Lessee or Guarantor.

22.2	Covenants
The Lessee and the Guarantor further jointly and severally covenant that:

(a)	the trust is lawfully and validly constituted and all Deeds and other instruments in respect thereof have been properly executed;

(b)	the Trust is and throughout the term of the Lease will remain unrevoked and not varied;

(c)	the assets of the Trust as well as the assets of the Lessee and the Guarantor will at all times be available to satisfy the obligations of the Lessee under this Lease;

(d)
the consents or approvals of all parties necessary to execute this Lease so as to bind the property of the Trust have been obtained and all necessary conditions precedent for that purpose have been met;

(e)
that no-one has taken or threatened nor is the Guarantor or the Lessee aware of anyone who is likely to take action to have the Trust wound up or otherwise administered by action brought in any Court of competent jurisdiction or to charge the Lessee or the Guarantor or any person at any time connected with the Lessee or the Guarantor or acting on behalf of or purportedly on behalf of the Lessee or the Guarantor with any breach of trust or misappropriation of trust moneys in connection with the Trust; and

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(f)
that no facts are known to the Lessee or to the Guarantor whereby the Trust might be wound up voluntarily or otherwise or the Trustee thereof changed or the assets of the Trust vested in any other person or that the Trust may cease to operate or be deprived of funds prior to expiration of the Term.

23.    CAR PARKING

23.1
The Lessor agrees to provide the Lessee during the Term and any period of holding over a licence to use the number of car parking spaces specified in Item 13 of the Reference Data within that part of the Land from time to time designated by the Lessor acting reasonably to be used for the parking of motor vehicles (the “Parking Area”). The Lessor acknowledges that the Rent payable under this Lease includes the rights granted under this clause 23.

23.2
The spaces shall be undercover and allocated in such positions as the Lessor shall reasonably allot from time to time having regard to the availability of parking spaces within the Parking Area prior to the Date of Commencement and the requirements of the Lessee and other occupants of the Building generally and the Lessee agrees as follows:

(a)	the Lessee has the right to park only in the allotted spaces and no other spaces on the Land;

(b)
the Lessee will park in the allotted spaces at its own risk and the Lessor is not liable or responsible in any way for and each is hereby released from and indemnified against any responsibility for any loss, damage injury or death which may be sustained or suffered by the Lessee in or arising out of the exercise of the rights contained in this clause and the Lessor shall not in any way whatsoever be liable or responsible for and is hereby released from and indemnified against any responsibility for any loss of or damage or injury sustained by any car parked pursuant to these rights or for any loss of any chattel or thing therein or missing therefrom unless such loss is the immediate result of the negligence of the Lessor

(c)
the Lessee has the right of access to and from the Parking Area by the driveways and entrance ways and exits from time to time located on the Land in common with all other persons authorised by the Lessor;

(d)	all of the Lessee’s covenants contained in this Lease extend to the Lessee’s use of the Parking Area to the extent that such covenants are applicable to that use;

(e)	the Lessee must use the Parking Area for the purpose of car parking only and shall not clean, grease, oil or repair any motor vehicle in the Parking Area;

(f)	the Lessee must pay or reimburse to the Lessor all levies and charges and all GST payable on them, which are imposed by any Authority in relation to the car parking spaces; and

(g)
the rights conferred by this clause attach to and are inseparable from this Lease but otherwise shall not create or confer upon the Lessee any tenancy or any estate or interest whatsoever in or over the Parking Area or any part thereof.

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24.    EARLY ACCESS AND OCCUPATION

24.1	Lessor to Grant Access and Licence

Upon receipt of:

(a)	this Lease, duly executed by the Lessee;

(b)	Certificates of Currency for all insurances required to be effected by the Lessee;

(c)	cheques for fees payable in relation to this Lease; and

(d)	the 6 month Bank Guarantee and the Additional Bank Guarantee,

the Lessor agrees to grant the Lessee a licence to access and occupy the Premises from the date the Lessor receives the items listed above until the Commencement Date for the purpose of the Lessee completing its fitout of the Premises. For the avoidance of doubt, no Rent, Outgoings or cleaning charges are payable during this period.

24.2	Application of Provisions in Lease

Notwithstanding the Commencement Date the following clauses or Parts apply to the Lessee’s licence for early access granted under this clause 24:

(a)	clause 3.7 (GST);

(b)	clause 6 (Use of Premises);

(c)	clause 8 (Maintenance, Repair, Alterations, etc);

(d)	clause 9 (Air Conditioning, Fire Equipment, Lifts, etc);

(e)	clause 10 (Electricity, and Other Services);

(f)	clause 12 (Insurance);

(g)	clause 13 (Indemnities);

(h)	clause 15 (Default and Termination);

(i)	clause 16 (Common Areas);

(j)	clause 17 (Miscellaneous); and

(k)	clause 19 (Bank Guarantee / Security Deposit).

For the avoidance of doubt, all of the Lessee’s covenants contained in the Lease extend to the Lessee’s licence for early access insofar as such covenant is applicable.

24.3	Acknowledgement

The Lessee acknowledges that any licence granted in accordance with this clause 24.3 exists purely in contract and does not convey any interest, tenancy, or estate whatsoever in or over the Premises and that the licence is incapable of transfer, assignment, novation, sublicensing, encumbering or any other dealing.

24.4
The Lessee and its contractors must comply with the reasonable directions of the Lessor at all times while on the Building pursuant to the licence granted by this clause 24.1 (including directions as to the hours during which work may be carried out).

24.5
If the Lessee or its contractors commit a breach of any of the provisions of this clause which is not remedied within a reasonable time after written notice from the Lessor, the Lessor may terminate the licence to enter granted by this clause 24.

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24.6
If the Lessee or any contractor or workman employed by the Lessee breaches any of the provisions of this clause 24, the Lessor may acting reasonably revoke the licence to enter granted by this clause 24 or at its option make the licence conditional upon the Lessee prohibiting entry onto the Premises of any particular person who may in the reasonable opinion of the Lessee have acted in breach of any of the provisions of this clause.

25.    OTHER AREA

25.1
The Lessor agrees to provide the Lessee during the Term and any period of holding over the licence to use part of the warehouse yard shown in the Plan exhibited to this Lease and initialled by the Lessor and the Lessee provided always that in no circumstances shall the validity of the licence provided under this clause operate to make this Lease invalid or illegal or grant to the Lessee any right to terminate this Lease. The Lessee shall paint, in consultation with the Lessor, a line on the northern border of the licensed area referred to in this sub-clause.

25.2
Subject to clause 25.1, all of the Lessee’s covenants contained in this Lease extend to the Lessee’s use of the licensed area under this clause to the extent that such covenants are applicable to that use.

25.3
The rights conferred by this clause shall not create or confer upon the Lessee any tenancy or any estate or interest whatsoever in or over the part of the warehouse yard referred to in clause 25.1 above.

25.4
During the Term, the Lessor shall not grant to any third party a licence of the warehouse yard referred to in clause 25.1 above and will take all reasonable steps to ensure the Lessee receives the benefit of the licence granted under this clause 25.

25.5
Subject to compliance with statutory requirements, the Lessor consents to the Lessee installing Air Conditioning Equipment and gas storage in the warehouse yard referred to in clause 25.1. The Lessee agrees that at the expiration of the Term, it shall remove all such Air Conditioning Equipment and gas storage from the warehouse yard and make good any damage caused to the warehouse yard or Premises.

25.6	The licence fee for the licence granted under this clause 25 is $1.00 per annum.

25.7
The Lessor agrees that the Lessee has the exclusive right (at no cost) to use the balcony on level 2 of the Building on the basis that the Lessee’s covenants contained in this lease extend to the use of the balcony area to the extent that such covenants are otherwise applicable to that use and the Lessee shall be responsible for the maintenance and upkeep of the plants and furniture situated on the said balcony at the Commencement Date.

26.1    SIGNAGE RIGHTS

(a)
In consideration for the Lessee entering into this Lease and subject to clause 26(b), the Lessee will have during the term the exclusive right to exhibit the name of the Lessee or such other name approved by the Lessor (“the Approved Name”) on:

(i)	the face of the black awning over the front entrance;

(ii)	any other area agreed to between the Lessor and the Lessee;

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all areas together known as the Signage.

(b)
For the avoidance of doubt, the Signage Fee in Item 14 of the Reference Data will only become payable annually in advance from the earlier of the date the Lessee provides notice to the Lessor that it shall exhibit the Signage during the Term and the date the Lessee erects the Signage pursuant to the conditions set out in this clause 26.

(c)	Before erecting the Signage, the Lessee must submit to the Lessor for its approval:

(i)	Details of each sign proposed to be erected by the Lessee including, without limitation, particulars as to:

(A)	the design, colour and size;

(B)	its proposed location;

(C)	the means by which the sign will be affixed to the building, including all steel support framework, bracing and proposed power supply.

(ii)	Detailed drawings, including structural engineers report, indicating the method and position of affixation.

(d)
The exclusive right in respect to the Signage provided for in this clause 26 shall lapse in the event that the Lessee does not give written notice to the Lessor on or before 1 November 2014 (time being of the essence), that is shall during the Term exhibit the Signage.

(e)	Should the Lessee change its name during the Term, it may, at its own cost alter the Approved Name, to reflect such change of name.
26.2    The Lessor:

(a)
May decline to approve any sign which, in the Lessor’s reasonable opinion, would detract from the appearance of the building (whether internally or externally) or the erection of which may cause damage to the building. Despite this the Lessor must not unreasonably withhold or delay its consent; and

(b)
Must, within 14 days of receipt by the Lessor of every application for approval, notify the Lessee in writing whether or not that approval is granted or if not, the reason for not granting the approval, such approval not to be unreasonably withheld or delayed.

(c)	The Lessee must, at its own cost:

(i)	Procure all consents, approvals or permits as may be required to be procured from any Authority for the erection of the Signage;

(ii)	Erect (including the erection of a steel support framework and bracing), maintain and operate the Signage;

(iii)	Observe and comply with all Laws from time to time regulating the erection and operation of the Signage;

(iv)	Comply at all times with all requirements of any Authority (including the payment of any permit fees) in relation to the erection or maintenance of the Signage;

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(v)	Keep and maintain the Signage in Good Repair as if and to the extent that the Signage formed part of the Premises; and

(vi)	As and when necessary or when reasonably required by the Lessor, clean, polish and paint the signs so as to preserve the good appearance of the Signage.

(vii)	Upon the termination of the Lease remove all signs, advertisements and embellishments installed by the Lessee under this Lease and make good any damage caused to the Premises and the Building.

(d)	If any sign is an illuminated sign, the cost of all power consumed in respect of the operation of the sign must be paid by the Lessee.

(e)
Acknowledges that the Lessee, at is costs and subject to the Lessor’s reasonable direction, may erect the following signs without payment of the Signage Fee or otherwise being required to comply with this clause 25:

(i)	Lessee’s corporate sign/logo in the entrance lobby (with instruction to proceed to level 1 or 2);

(ii)	Lessee’s corporate sign/logo on the door to enter level 1 of the Building;

(iii)	Lessee’s corporate sign/logo on the fence facing Primrose Avenue at the rear of the Building to guide deliveries; and

(iv)	Lessee’s signs anywhere within the Premises.

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ANNEXURE B
MAKE GOOD SCHEDULE

Airconditioning:

•	Clean induction units

•	Clean air register and return air grills (213 only)

•	Relocate outlets

•	Remove additional outlets

•	Rebalance

•	Relocate thermostats

•	Test

•	Service to be reinstated to typical open floor plan

•	Supplementary units to be tested and removed if not working.

Fire Services:

•	Relocate sprinklers/thermals

•	Service to be reinstated to typical open floor plan

Electrical (power)

•	Remove redundant wiring from ceiling space

•	Remove redundant wiring from skirting duct

•	Remove all additional outlets

•	Replace damaged skirting duct

•	Test

Electrical (lights)

•	Remove all additional light fittings and switches

•	Remove all redundant wiring

•	Relocate light fittings, clean and retube

•	Replace all damaged diffusers

•	Service to be reinstated to typical open floor plan

Electrical (exit lights and emergency lights)

•	Remove all additional exit lights

•	Remove all redundant wiring

•	Test

•	Service to be reinstated to typical open floor plan

Electrical – E.W.I.S

•	Remove all additional speakers

•	Remove all redundant wiring

•	Test

•	Service to be reinstated to typical open floor plan

Telecommunications

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•    Remove additional outlets
•    Remove all redundant wiring from ceiling space
•    Remove all redundant wiring from skirting duct
•    Replace any damaged skirting duct
•    Test
•    Service to be reinstated to typical open floor plan

Ceiling
•    Replace all damaged ceiling tiles
•    Replace damaged grid and angle trim
•    Ceiling to be reinstated to typical open floor plan

Walls
•    Remove all fixtures eg. Conduits, brackets, wallpaper.
•    Prepare existing surface and paint
•    Prepare existing service doors and paint
•    Finishes to be reinstated as per the Lessor’s reasonable requirements

General
•    Replace any damaged window sills
•    Replace any damaged skirting
•    Allow for final cleaning completion

•	Replace or steam clean carpets

•	Supply keys and codes for all internal and external doors to Lessor

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EXECUTED AS A DEED

EXECUTED by and on behalf of NMBE Pty Limited (ACN 002 269 374) in accordance with Section 127 of the Corporations Act:	) ) ) )
......................................................... Director/Secretary ........................................................ Name (please print)		......................................................... Director/Secretary ........................................................ Name (please print)

EXECUTED by and on behalf of Finisar Australia Pty Limited (ACN 098 184 582) in accordance with Section 127 of the Corporations Act:	) ) ) )
......................................................... Director/Secretary Simon Poole ........................................................ Name (please print)		......................................................... Director/Secretary EITAN GERTEL ........................................................ Name (please print)

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